Sequoia Mortgage Trust 2013-1

Mortgage Pass-Through Certificates, Series 2013-1

PRELIMINARY TERM SHEET

RWT Holdings, Inc.

Sponsor

Redwood Residential Acquisition Corporation
Seller

Sequoia Residential Funding, Inc.

Depositor

Sequoia Mortgage Trust 2013-1

Issuing Entity

$390,321,000 (Approximate)

Preliminary Term Sheet

January 7, 2013

Christiana Trust, a division of Wilmington Savings Fund Society, FSB

Trustee

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Barclays Capital Inc.
Underwriter and Lead Manager and Sole Bookrunner

This is an indicative Term Sheet. All terms and statements are subject to change.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND
OTHER INFORMATION

The depositor has filed a registration statement (including a prospectus and a form of prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and a form of prospectus supplement in that registration statement and other documents the depositor has filed with the SEC for important information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847 or by e-mailing barclaysprospectus@broadridge.com.

The registration statement to which this offering relates is Commission File Numbers 333-179292 and 333-179292-01. This free writing prospectus is not required to, and does not, contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The investment described in this free writing prospectus is a structured financial product. These securities are complex instruments intended for sale only to sophisticated investors who understand and assume the risks involved with the purchase thereof. The risks associated with the securities may significantly reduce an investor's expected yield and expected return of principal, and/or reduce an investor's ability to sell or obtain market value information about the securities. Investors should independently evaluate the risks associated with the securities and consult their own professional advisors. These risks may include, but may not be limited to:

•	The performance of the collateral may be correlated to economic or other factors that may diminish the value of the securities.

•	The performance of the collateral and the value of the securities may be largely dependent on the quality of the origination and servicing of the collateral.

•	Ratings issued on the securities by rating agencies may fail to predict the risks associated with the securities, and may be reduced or withdrawn by the rating agencies without warning.

•	The value of the securities may be diminished by market conditions unrelated to the performance of the securities.

None of the issuing entity, the depositor, or any of its affiliates prepared, provided, approved, or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity, the depositor, or its affiliates.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached stating that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) the issuing entity, the depositor or the underwriter makes no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly are confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

Offered Certificates: $390,321,000 (Approximate)

Class	Expected Initial Class Principal Amount ($)(1)	Expected Ratings (Fitch/KBRA/ Moody’s)	Approx. Initial Interest Rate (%)	Expected WAL Mat. (Years)(1)	Expected Prin. Window Mat. (Months)(1)	Expected Initial Credit Enhancement	Minimum Denom. or Percentage Interest	Class Type
1-A1	151,646,000	AAAsf/AAA(sf)Aaa(sf)	[ ] (2)	3.91	2/13-11/26	7.30%	$100,000	Pool 1 Senior
1-AX (6)	151,646,000	AAAsf/AAA(sf)/Aaa(sf)	[ ] (3)	N/A	N/A	N/A	$1,000,000	Pool 1 Notional/Senior
2-A1	217,189,000	AAAsf/AAA(sf)/Aaa(sf)	[ ](4)	4.84	2/13-10/32	7.30%	$100,000	Pool 2 Senior
2-AX (7)	217,189,000	AAAsf/AAA(sf)/Aaa(sf)	[ ] (5)	N/A	N/A	N/A	$1,000,000	Pool 2 Notional/Senior
B-1	10,146,000	AAsf/NR/NR	3.715 (8)	7.90	2/13-11/26	4.75%	$100,000	Crossed Sub.
B-2	6,764,000	Asf/NR/NR	3.715 (8)	7.90	2/13-11/26	3.05%	$100,000	Crossed Sub.
B-3	4,576,000	BBBsf/NR/NR	3.715 (8)	7.90	2/13-11/26	1.90%	$100,000	Crossed Sub.

Non-Offered Certificates

Class	Expected Initial Class Principal Amount ($)(1)	Expected Ratings (Fitch/KBRA/ Moody’s)	Approximate Initial Interest Rate (%)	Expected WAL Mat. (Years)(1)	Expected Prin. Window Mat. (Months)(1)	Expected Initial Credit Enhancement	Minimum Denomination or Percentage Interest	Class Type
B-4	3,382,000	BBsf/NR/NR	3.715 (8)					Crossed Sub.
B-5	4,178,279	NR/NR/NR	3.715 (8)	Not Offered Hereby				Crossed Sub.
R	0	NR/NR/NR	N/A					Residual
LT-R	0	NR/NR/NR	N/A					Residual

Information is preliminary and subject to final collateral and legal review. The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the final collateral. Investors should rely on the information contained in the final prospectus supplement.

(1)	The principal amounts and notional amounts presented in this term sheet are approximate and subject to a +/- 5% variance. Weighted average lives and principal windows with respect to the Offered Certificates assume prepayments occur at the pricing speed of 15% CPR for the fixed rate mortgage loans and 15% CPB for the hybrid mortgage loans, calculated from the Expected Investor Settlement Date, assuming the Offered Certificates pay on the 25th of the each month beginning in February 2013 and the clean-up call is not exercised.
(2)	The interest rate on the Class 1-A1 Certificates will be an annual rate equal to the lesser of (i) [ ]% and (ii) the Net WAC for Pool 1 for such distribution date.
(3)	The interest rate on the Class 1-AX Certificates will be an annual rate equal to the excess, if any, of the Net WAC for Pool 1 over approximately [ ]%.
(4)	The interest rate on the Class 2-A1 Certificates will be an annual rate equal to the lesser of (i) [ ]% and (ii) the Net WAC for Pool 2 for such distribution date.
(5)	The interest rate on the Class 2-AX Certificates will be an annual rate equal to the excess, if any, of the related Net WAC for Pool 2 over [ ]%.
(6)	Notional amount. The Class 1-AX Certificates will not be entitled to distributions of principal. The Class 1-AX Certificates will accrue interest on a notional amount equal to the class principal amount of the Class 1-A1 Certificates immediately prior to such distribution date.
(7)	Notional amount. The Class 2-AX Certificates will not be entitled to distributions of principal. The Class 2-AX Certificates will accrue interest on a notional amount equal to the class principal amount of the Class 2-A1 Certificates immediately prior to such distribution date.
(8)	The Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates will each bear interest at a variable pass-through rate equal to the weighted average of the Net WAC applicable to each pool, weighted based on the Pool Subordinate Amount of each pool. The initial interest rate for the Subordinate Certificates with respect to the first distribution date is approximately 3.715% per annum.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

Issuer	Sequoia Mortgage Trust 2013-1

Title of Series	Sequoia Mortgage Pass-Through Certificates, Series 2013-1

Sponsor	RWT Holdings, Inc.

Seller	Redwood Residential Acquisition Corporation

Depositor	Sequoia Residential Funding, Inc.

Trustee	Christiana Trust, a division of Wilmington Savings Fund Society, FSB

Securities Administrator, Paying Agent, Certificate Registrar, and Authenticating Agent	Wells Fargo Bank, N.A.

Servicing Administrator	With respect to the mortgage loans serviced by Cenlar FSB, Redwood Residential Acquisition Corporation.

Master Servicer	Wells Fargo Bank, N.A.

Servicers	Pool 1: Everbank, approximately 74.05%; Cenlar FSB, approximately 17.73%; First Republic Bank, approximately 5.77%; PHH Mortgage Corporation, approximately 2.45%.

Pool 2: Cenlar FSB, approximately 80.19%; EverBank, approximately 10.94%; First Republic Bank, approximately 7.91%; PHH Mortgage Corporation, approximately 0.96%.

Redwood Residential Acquisition Corporation will act as Servicing Administrator with respect to the mortgage loans serviced by Cenlar FSB.

Originators	Pool 1: Everbank, approximately 74.05%; PrimeLending, a PlainsCapital Company, approximately 7.30%; First Republic Bank, approximately 5.77%

Pool 2: Everbank, approximately 10.94%; Fremont Bank, approximately 9.32%; Rockland Trust Company, approximately 9.07%; Flagstar Capital Markets Corporation, approximately 7.94%; First Republic Bank, approximately 7.91%.

The remainder of the mortgage loans were originated by various mortgage lending institutions, each of which originated less than 5% of the mortgage loans for each respective pool.

Custodian	Wells Fargo Bank, N.A.

Controlling Holder	At any time, the holder of the majority of the Class Principal Amount of the Class B-5 Certificates or, if the Class Principal Amount of the Class B-5 Certificates is zero, the holder of the majority of the Class Principal Amount of the Class B-4 Certificates, and may not be the depositor or the seller but may be the sponsor or an affiliate of the sponsor. If the Class Principal Amount of the Class B-4 Certificates is zero, then there is no longer a Controlling Holder.

Ratings	In preparing for the offering, the sponsor engaged Fitch Ratings (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service (“Moody’s”) to rate the Offered Certificates. Accordingly, the sponsor executed an engagement letter with Fitch, KBRA and Moody’s setting forth the terms on which each of Fitch, KBRA and Moody’s would provide such ratings.

Fitch, KBRA and Moody’s will rate one or more classes of the Offered Certificates. It is expected that the Class 1-A1, Class 2-A1, Class 1-AX and Class 2-AX Certificates will be assigned the credit ratings from Fitch, KBRA and Moody’s on page 3 of this Term Sheet and the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates will be assigned the credit ratings from Fitch on page 3 of this Term Sheet.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

Cut-off Date	The close of business on January 1, 2013.

Expected Closing Date	On or about January 15, 2013.

Expected Investor Settlement Date	On or about January 15, 2013.

Distribution Dates	The 25th day of each month or if not a business day, the next succeeding business day, commencing in February 2013.

Accrual Period	For each Distribution Date, the calendar month preceding such Distribution Date, calculated on a 30/360 basis.

Residual Certificates	The Class R Certificates and Class LT-R Certificates.

Senior Certificates	The Class 1-A1, Class 2-A1, Class 1-AX and Class 2-AX Certificates.

Subordinate Certificates	The Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.

Offered Certificates	The Class 1-A1, Class 2-A1, Class 1-AX, Class 2-AX, Class B-1, Class B-2 and Class B-3 Certificates will be offered.

Non-offered Certificates	The Class B-4, Class B-5, Class R and Class LT-R Certificates will not be offered.

Pool 1 Certificates	The Class 1-A1 and Class 1-AX Certificates.

Pool 2 Certificates	The Class 2-A1 and Class 2-AX Certificates.

The Mortgage Loans	Pool 1: 99 hybrid mortgage loans and 120 fixed rate mortgage loans. Of the hybrid mortgage loans, 15 mortgage loans, representing approximately 7.94% of the Pool 1 mortgage loans, generally provide for interest at a fixed rate during an initial period of five years from their origination and at an adjustable rate thereafter. 1 mortgage loan, representing approximately 0.62% of the Pool 1 mortgage loans, generally provide for interest at a fixed rate during an initial period of seven years from their origination and at an adjustable rate thereafter. 83 mortgage loans, representing approximately 42.60% of the Pool 1 mortgage loans, generally provide for interest at a fixed rate during an initial period of ten years from their origination and at an adjustable rate thereafter.

Of the fixed rate mortgage loans, 114 mortgage loans, representing approximately 46.43% of the Pool 1 mortgage loans, have an original term to maturity of 15 years. 6 mortgage loans, representing approximately 2.42% of the Pool 1 mortgage loans, have an original term maturity of 10 years.

20 mortgage loans in Pool 1 (representing approximately 12.23% of the Pool 1 mortgage loans) provide for payments of interest at the related mortgage rate, but no payments of principal, for a period of ten years following their origination.

Pool 2: 292 fixed rate mortgage loans. 291 mortgage loans, representing approximately 99.67% of the Pool 2 mortgage loans, have an original term to maturity of 30 years. 1 mortgage loan, representing approximately 0.33% of the Pool 2 mortgage loans, have an original term to maturity of 20 years.

All of the mortgage loans are secured by first liens on one- to four-family residential properties, condominiums, cooperative units and planned unit developments.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

Approximately 0.80% and 6.04% of the mortgage loans require prepayment charges if, during the first four or first five years, as applicable, after the origination of the mortgage loan, either (a) the mortgage loan is prepaid in full or (b) the total of all prepayments during any twelve month period exceeds twenty percent (20%) of the original principal balance of the mortgage loan. The amount of the prepayment charge is equal to the lesser of (i) a range of one-half percent to one percent (0.5%-1%) of the principal balance of the mortgage loan immediately prior to the prepayment or (ii) six months’ advance interest on the amount prepaid that exceeds the allowable twenty percent of the original principal balance, calculated at the interest rate in effect on the date of prepayment. Prepayment charges will not be allocable to certificateholders.

Fees and Expenses	Before distributions are made on the certificates, a monthly fee calculated as 0.25% (or in the case of the hybrid mortgage loans serviced by PHH Mortgage Corporation, 0.375%) annually on the principal balance of the related mortgage loans will be paid to the Servicers (“Servicing Fee”), provided that in the case of mortgage loans serviced by Cenlar FSB, such fee will be allocated between Cenlar FSB and the Servicing Administrator. The Master Servicer will be paid a monthly fee (“Master Servicing Fee”) calculated as 0.02125% annually on the principal balance of the mortgage loans. The servicing, master servicing and servicing administrator fees will be deducted by each Servicer and the Master Servicer from interest collections, including liquidation proceeds and other proceeds from the mortgage loans, prior to remittance of funds to certificateholders. The Securities Administrator will be entitled to income earned on amounts on deposit in the distribution account. The Master Servicer will pay the fees of the Trustee, the Custodian and the Securities Administrator. The Master Servicer, the Securities Administrator, the Trustee and the Custodian will also be entitled to reimbursement of certain expenses from the issuing entity before payments are made on the certificates, subject to an aggregate annual cap of $300,000; provided that, in no event will the aggregate amount reimbursable to the Trustee exceed $125,000 annually.

Net Mortgage Rate	With respect to any mortgage loan and Distribution Date, the related mortgage rate as of the due date in the month preceding the month of such Distribution Date, reduced by the Master Servicing Fee and Servicing Fee.

Net WAC	With respect to each mortgage pool, an annual rate, expressed as a percentage, equal to the weighted average of the Net Mortgage Rates of the related mortgage loans minus (a) a fraction, the numerator of which equals the amount of any fees, charges and other costs allocable to the related mortgage pool or, if such costs are not allocable to a specific mortgage pool, a pro rata portion of such fees, charges and other costs based on the aggregate stated principal balance of the mortgage loans in the related mortgage pool, including indemnification amounts and costs of arbitration (other than the Master Servicing Fee and amounts required to be paid by the Master Servicer from the Master Servicing Fee) paid or reimbursed to the Master Servicer, the Securities Administrator and the Trustee from the Trust Fund under the pooling and servicing agreement and the Custodian under the custodial agreement during the prior calendar month, that are subject to an aggregate maximum amount of $300,000 annually and the denominator of which equals the aggregate stated principal balance of the mortgage loans in the related mortgage pool for such Distribution Date multiplied by (b) twelve.

Structure	Two pool cross collateralized, senior/subordinate, shifting interest.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

Credit Enhancement	Credit enhancement for the Senior Certificates will be provided by a senior/subordinate, shifting interest structure. The Subordinate Certificates are subordinate to, and provide credit enhancement for, the Senior Certificates.

Certificates	Ratings Fitch/KBRA/Moody’s	Bond Size	Initial Subordination
Class 1-A1	AAAsf/AAA(sf)/Aaa(sf)	38.11%	7.30%
Class 2-A1	AAAsf/AAA(sf)/Aaa(sf)	54.59%	7.30%
Class B-1	AAsf/NR/NR	2.55%	4.75%
Class B-2	Asf/NR/NR	1.70%	3.05%
Class B-3	BBBsf/NR/NR	1.15%	1.90%

Monthly Advances	The Servicers are generally obligated to advance delinquent payments of principal and interest (to the extent such advances are deemed recoverable), provided that for the mortgage loans serviced by Cenlar FSB, these advances will be funded by the Servicing Administrator. The Servicers (other than Cenlar FSB) and the Servicing Administrator will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

The Master Servicer, as successor servicer, will be obligated to make any required advance if a Servicer (other than Cenlar FSB) or the Servicing Administrator fails in its obligation to fund a required advance. The Master Servicer, the Servicers and the Servicing Administrator will be entitled to be reimbursed for any such advances from future payments and collections with respect to the mortgage loans for which they funded any such advances.

Compensating Interest	Each Servicer (other than Cenlar FSB) and the Servicing Administrator will provide compensating interest for prepayment interest shortfalls that result from a borrower prepaying a mortgage loan in full or in part up to the amount of such Servicer’s servicing fee (or in the case of the Servicing Administrator, up to the aggregate amount of Cenlar FSB’s servicing fee and the Servicing Administrator’s fee) for the related month. If a Servicer (other than Cenlar FSB) or the Servicing Administrator fails to make a required payment in respect of such shortfalls, the Master Servicer will be obligated to pay any such shortfall, but only to the extent of the master servicing fee.

Reimbursements of Modified Loans	The Servicers (other than Cenlar FSB) and the Servicing Administrator may be entitled to be reimbursed for advances, if any, at the time of modification of any mortgage loan from collections with respect to other mortgage loans.

Class Principal Amount	For each class of certificates on any Distribution Date, an amount equal to the aggregate Certificate Principal Amounts of the certificates of that class immediately prior to such Distribution Date.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

Certificate Principal Amount	For any certificate (other than the Class 1-AX, Class 2-AX, Class R and Class LT-R Certificates), at the time of determination, the maximum specified dollar amount of principal to which the holder of the certificate is then entitled, that amount being equal to the initial principal amount set forth on the face of the certificate, as reduced by the amount of all principal distributions previously made with respect to that certificate, the principal portion of any Realized Losses previously allocated to that certificate and any Certificate Writedown Amount previously allocated to that certificate; provided, however, that on any Distribution Date on which a subsequent recovery is distributed, the Certificate Principal Amount of any certificate then outstanding to which a Realized Loss amount has been applied will be increased, sequentially in order of seniority, by an amount equal to the lesser of (i) the principal portion of any Realized Loss amount previously allocated to that certificate to the extent not previously recovered and (ii) the principal portion of any subsequent recovery allocable to such certificate, after application (for this purpose) to more senior classes of certificates, and provided further that on any Distribution Date on which the aggregate stated principal balance of the mortgage loans exceeds the aggregate of the Certificate Principal Amounts of the certificates, such excess will be allocated to increase the Certificate Principal Amount of any certificate then outstanding to which a Realized Loss has been previously allocated, sequentially in order of seniority, up to the principal amount of such Realized Loss to the extent not previously recovered.

Certificate Writedown Amount	The amount by which the aggregate Certificate Principal Amount of all the certificates (other than the Class 1-AX, Class 2-AX, Class R and Class LT-R Certificates) on any Distribution Date (after giving effect to distributions of principal and allocations of Realized Losses on that Distribution Date) exceeds the aggregate stated principal balance of the Mortgage Loans for the Distribution Date, which is the amount by which the Class Principal Amount of the Class of Subordinate Certificates then outstanding with the highest numerical class designation shall be reduced on such Distribution Date.

After the Credit Support Depletion Date, the Certificate Writedown Amount for the Pool 1 and Pool 2 Senior Certificates will be equal to any Realized Losses for the related mortgage pool.

Senior Percentage (Senior %)	For any Distribution Date and the Class 1-A1 Certificates, the lesser of (a) the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Class 1-A1 Certificates prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on such Distribution Date and the denominator of which is the aggregate stated principal balance of the Pool 1 mortgage loans as of the preceding Distribution Date and (b) 100%.

The initial Pool 1 Senior Percentage will be approximately 92.70%.

For any Distribution Date and the Class 2-A1 Certificates, the lesser of (a) the percentage equivalent of a fraction, the numerator of which is the Class Principal Amount of the Class 2-A1 Certificates prior to any distributions of principal or allocations of Realized Losses or allocations of Certificate Writedown Amounts on such Distribution Date and the denominator of which is the aggregate stated principal balance of the Pool 2 mortgage loans as of the preceding Distribution Date and (b) 100%.

The initial Pool 2 Senior Percentage will be approximately 92.70%.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

Senior Prepayment Percentage	For any Distribution Date and any mortgage pool, the following:

Distribution Date occurring in the period	Senior Prepayment Percentage
February 2013-January 2018	100%
February 2018-January 2019	the related Senior % plus 70% of the related Subordinate %
February 2019-January 2020	the related Senior % plus 60% of the related Subordinate %
February 2020-January 2021	the related Senior % plus 40% of the related Subordinate %
February 2021-January 2022	the related Senior % plus 20% of the related Subordinate %
February 2022 and thereafter	the related Senior %

provided, however, that there will be no reduction in the Senior Prepayment Percentage for the related mortgage pool on any Distribution Date unless the Step-Down Test is satisfied; and provided further, that if on any distribution date on or after the Distribution Date in February 2018, the Senior Percentage for a mortgage pool exceeds the initial Senior Percentage for that mortgage pool, the Senior Prepayment Percentage for each mortgage pool for that Distribution Date will again equal 100%.

If on any Distribution Date the allocation to the Pool 1 or Pool 2 Senior Certificates, as applicable, then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the aggregate of the Class Principal Amounts of the related Senior Certificates to below zero, the related Senior Prepayment Percentage for that Distribution Date will be limited to the percentage necessary to reduce the related Class Principal Amount to zero.

Subordinate Percentage (Subordinate %)	For any Distribution Date and any mortgage pool, the difference between 100% and the related Senior Percentage on that Distribution Date. The initial Subordinate Percentage for Pool 1 will be approximately 7.30%. The initial Subordinate Percentage for Pool 2 will be approximately 7.30%.

Aggregate Subordinate Percentage	For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Subordinate Certificates prior to any distributions of principal or allocation of Realized Losses on such Distribution Date, and the denominator of which is the aggregate stated principal balance of all the mortgage loans as of the preceding Distribution Date. The initial Aggregate Subordinate Percentage will be approximately 7.30%.

Subordinate Prepayment Percentage	For any Distribution Date and any mortgage pool, the difference between 100% and the related Senior Prepayment Percentage on that Distribution Date.

Class Subordination Percentage	For any Distribution Date and each class of Subordinate Certificates, an amount equal to a fraction (expressed as a percentage), the numerator of which is the Class Principal Amount of that class prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on such Distribution Date and the denominator of which is the aggregate of the Class Principal Amounts of all classes of certificates (other than the Class 1-AX, Class 2-AX, Class R and Class LT-R Certificates) prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on that Distribution Date.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

Step-Down Test	As to any Distribution Date, the test that will be satisfied if both of the following conditions are met: first, the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, REO Property or bankruptcy status) and any mortgage loans subject to a servicing modification within the 12 months prior to that Distribution Date, averaged over the preceding six-month period, as a percentage of the aggregate Class Principal Amount on such Distribution Date (without giving effect to any payments on such Distribution Date) of the Subordinate Certificates, does not equal or exceed 50%; and second, cumulative Realized Losses on the mortgage loans plus, with respect to any mortgage loans that have been the subject of a servicing modification, any interest due on such mortgage loans that has been written off by the servicer, do not exceed:

Distribution Date occurring in the period	Cumulative Realized Losses as a % of the original Aggregate Subordinate Class Principal Amounts
February 2018 - January 2019	20%
February 2019 - January 2020	25%
February 2020 - January 2021	30%
February 2021 - January 2022	35%
February 2022 and thereafter	40%

Realized Loss	An amount equal to:

(a) with respect to each liquidated mortgage loan, an amount (not less than zero or more than the stated principal balance of the mortgage loan plus accrued interest) as of the date of such liquidation, equal to (i) the unpaid principal balance of the liquidated mortgage loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the due date as to which interest was last paid by the borrower up to the due date in the month in which liquidation proceeds are required to be distributed on the stated principal balance of such liquidated mortgage loan from time to time, minus (iii) the net liquidation proceeds received during the month in which such liquidation occurred, to the extent not previously applied as recoveries of interest at the Net Mortgage Rate and to principal of the liquidated mortgage loan,

(b) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related mortgaged property

(c) with respect to a mortgage loan that has been the subject of a servicing modification, any principal due on the mortgage loan that has been written off by the servicer and any principal forbearance amount,

or

(d) with respect to each class of certificates, the amount by which the related Class Principal Amount is reduced as a result of clauses (a), (b) or (c) above.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

Payment Priority	On each Distribution Date, the Available Distribution Amount for Pool 1 (in the case of the Pool 1 Certificates), the Available Distribution Amount for Pool 2 (in the case of the Pool 2 Certificates) and the Available Distribution Amount for Pool 1 and Pool 2 (in the case of the Subordinate Certificates) will be distributed in the following order of priority:

First, concurrently, (a) to the Class 1-A1 Certificates and to the Class 1-AX Certificates, pro rata, such class’s Interest Distribution Amount and accrued and unpaid Interest Distribution Amounts from prior periods and (b) to the Class 2-A1 Certificates and to the Class 2-AX Certificates, pro rata, such class’s Interest Distribution Amount and accrued and unpaid Interest Distribution Amounts from prior periods;

Second, concurrently, (a) to the Class 1-A1 Certificates, the Senior Principal Distribution Amount for Pool 1, until its Class Principal Amount has been reduced to zero and (b) to the Class 2-A1 Certificates, the Senior Principal Distribution Amount for Pool 2, until its Class Principal Amount has been reduced to zero; and

Third, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, such class’s Interest Distribution Amount and accrued and unpaid Interest Distribution Amounts from prior periods, and then such class’s pro rata share (based on the Class Principal Amount of each class entitled thereto) of the Subordinate Principal Distribution Amount for each of Pool 1 and Pool 2 until the Class Principal Amount for such class has been reduced to zero, with both interest and principal being paid to one class before any payments are made to the next class.

On each Distribution Date on and after the Credit Support Depletion Date, the Available Distribution Amount for Pool 1 and Pool 2 will be combined and distributed to the remaining senior certificates, first, to pay the Interest Distribution Amount and any accrued and unpaid interest shortfalls concurrently on a pro rata basis (based on the amount of current interest payable to such class); and second, to pay principal on a pro rata basis (based on the class principal amount of each class).

Credit Support Depletion Date	The date on which the aggregate Class Principal Amount of the subordinate certificates has been reduced to zero.

Interest Distribution Amount	For each class of certificates on any Distribution Date, the current interest for that class on that Distribution Date as reduced by each such class’s share of Net Interest Shortfalls, which will be allocated to each class on a pro rata basis based on the amount of current interest payable to each such class.

Net Interest Shortfall	For any Distribution Date and any mortgage pool, the sum of (i) any Net Prepayment Interest Shortfalls for that mortgage pool and that Distribution Date and (ii) the amount of interest which would otherwise have been received with respect to any mortgage loan in that mortgage pool that was subject to a reduction in the amount of monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state or local law.

Net Prepayment Interest Shortfall	For any Distribution Date, the amount by which a prepayment interest shortfall for the related due period exceeds the amount that a Servicer (other than Cenlar FSB), the Servicing Administrator and the Master Servicer are obligated to remit to cover such shortfall for such due date.

Prepayment Period	For each mortgage loan serviced by Cenlar FSB and (i) each Distribution Date (other than the February 2013 Distribution Date), the period commencing on the 15th day of the month preceding the month in which the related Distribution Date occurs through the 14th day of the month in which the related Distribution Date occurs and (ii) the February 2013 Distribution Date, the period commencing on January 1, 2013 through February 14, 2013. For each mortgage loan serviced by First Republic Bank and each Distribution Date, the calendar month preceding the month in which the related distribution date occurs. For any mortgage loan serviced by EverBank and PHH Mortgage Corporation and any distribution date, the period commencing on the 2nd day of the month preceding the month in which the related Distribution Date occurs through the 1st day of the month in which the related Distribution Date occurs.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

Senior Principal Distribution Amount	On each Distribution Date, the related mortgage pool’s Available Distribution Amount remaining after payment of interest with respect to the related Senior Certificates, as applicable, up to the amount of the related Senior Principal Distribution Amount for such Distribution Date, will be distributed as principal to the Class 1-A1 Certificates and Class 2-A1 Certificates, as applicable.

The “Senior Principal Distribution Amount” with respect to the Class 1-A1 Certificates and Class 2-A1 Certificates, as applicable, for any Distribution Date will equal the sum of:

(1) the product of (a) the related Senior Percentage and (b) the principal portion of the scheduled payment due on each mortgage loan in the related mortgage pool on the related due date, whether or not received;

(2) the product of (a) the related Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan in the related mortgage pool during the related Prepayment Period; (ii) each other unscheduled collection, including subsequent recoveries, insurance proceeds and net liquidation proceeds (other than with respect to any mortgage loan in the related mortgage pool that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of the mortgage loans in the related mortgage pool received during the related Prepayment Period; (iii) the principal portion of the purchase price of each mortgage loan in the related mortgage pool purchased by an Originator or the Seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any Substitution Amount in connection with any such replaced mortgage loan included in the Available Distribution Amount for such Distribution Date; and (iv) the principal portion of the purchase price for mortgage loans paid by a party exercising its right to terminate the trust fund;

(3) with respect to each mortgage loan in the related mortgage pool that became a liquidated mortgage loan during the related Prepayment Period, the lesser of (a) the net liquidation proceeds allocable to principal and (b) the product of (i) the related Senior Prepayment Percentage for that Distribution Date and (ii) the remaining principal balance of the mortgage loan at the time of liquidation; and

(4) any amounts described in clauses (1) through (3) above that remain unpaid with respect to the Pool 1 Certificates or Pool 2 Certificates, as applicable, from prior Distribution Dates.

plus the sum of:

(A) if the aggregate Class Principal Amount of the related senior certificates has not been reduced to zero, principal paid from the Available Distribution Amount from the non-related mortgage pool as described under “Cross-Collateralization – Rapid Prepayments” below; and

(B) in the case of an Undercollateralized Group, the Total Transfer Amount paid to such Undercollateralized Group from the Available Distribution Amount for the Overcollateralized Group as described under “Cross Collateralization – Disproportionate Realized Losses: below.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

If on any Distribution Date the allocation to the Class 1-A1 Certificates and Class 2-A1 Certificates of related full and partial principal prepayments and other amounts in the percentage required above would reduce the Class Principal Amount of such certificates below zero, the distribution to such class of certificates of the related Senior Prepayment Percentage of those amounts for that Distribution Date will be limited to the percentage necessary to reduce the Class Principal Amount of such certificates to zero.

In addition, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.20% of the stated principal balance of the mortgage loans as of the closing date, the Senior Principal Distribution Amount for such Distribution Date and each succeeding Distribution Date will include all principal collections on the mortgage loans in the related mortgage pool distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero, until the aggregate Class Principal Amount of the Class 1-A1 Certificates and Class 2-A1 Certificates is reduced to zero.

In addition, until the Class Principal Amounts of the Class 1-A1 Certificates and Class 2-A1 Certificates are reduced to zero, if on any Distribution Date, the Aggregate Subordinate Percentage for such Distribution Date is less than 7.30%, the related Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the related mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

Subordinate Principal Distribution Amount	The Subordinate Principal Distribution Amount for each Distribution Date and any mortgage pool, is equal to the sum of:

(1) the product of (a) the related Subordinate Percentage and (b) the principal portion of each related scheduled payment on each mortgage loan in the related mortgage pool due during the related due period, whether or not received;

(2) the product of (a) the related Subordinate Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan in the related mortgage pool during the related Prepayment Period, (ii) each other unscheduled collection, including subsequent recoveries, insurance proceeds and net liquidation proceeds (other than with respect to any mortgage loan in the related mortgage pool that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of mortgage loans in the related mortgage pool received during the related Prepayment Period; (iii) the principal portion of the purchase price of each mortgage loan in the related mortgage pool that was purchased by an Originator or the Seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any Substitution Amount in connection with any such replaced mortgage loan included in the Available Distribution Amount for such Distribution Date; and (iv) the principal portion of the purchase price for mortgage loans in the related mortgage pool paid by a party exercising its right to terminate the trust fund;

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(3) with respect to unscheduled recoveries allocable to principal of any mortgage loan in the related mortgage pool that was finally liquidated during the related Prepayment Period, the related net liquidation proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Distribution Amount); and

(4) any amounts described in clauses (1) through (3) above for any previous Distribution Date that remain unpaid;

Minus the sum of:

(A) if the aggregate Class Principal Amount of either the Class 1-A1 or Class 2-A1 Certificates has been reduced to zero, principal paid from the Available Distribution Amount from the related mortgage pool to the Class 1-A1 or Class 2-A1 Certificates, as applicable, as described under “Cross Collateralization” below; and

(B) the amounts paid from the Available Distribution Amount for an Overcollateralized Group to the senior certificates related to an Undercollateralized Group, as described under “Cross Collateralization” below.

Notwithstanding the above, with respect to any class of Subordinate Certificates (other than the Class B-1 Certificates), if on any Distribution Date the sum of the Class Subordination Percentage of such class and the aggregate Class Subordination Percentages of all classes of Subordinate Certificates which have a lower payment priority than that class is less than the Applicable Credit Support Percentage, no distribution of principal will be made to any such classes on that Distribution Date. Instead, the related Subordinate Principal Distribution Amount on that Distribution Date will be allocated among the more senior classes of subordinate certificates, pro rata, based on their respective Class Principal Amounts.

Notwithstanding the above, with respect to each class of Subordinate Certificates (other than the Class B-1 Certificates) if on any Distribution Date the Class Principal Amount of that class and the aggregate of the Class Principal Amounts of all classes of Subordinate Certificates which have a lower payment priority than that class was reduced to less than or equal to 1.20% of the stated principal balance of the mortgage loans as of the closing date, the portion of each Subordinate Principal Distribution Amount otherwise distributable to such class or classes on such Distribution Date and each succeeding Distribution Date will be allocated among the Subordinate Certificates with a higher payment priority then entitled to principal, pro rata, based on their respective Class Principal Amounts and any remaining Subordinate Principal Distribution Amount will be included in the related Senior Principal Distribution Amount for such Distribution Date.

In addition, until the aggregate Class Principal Amounts of the Class 1-A1 and Class 2-A1 Certificates is reduced to zero, if on any Distribution Date the Aggregate Subordinate Percentage for such Distribution Date is less than 7.30%, the related Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the mortgage loans in the related mortgage pool distributed on that Distribution Date and each Subordinate Principal Distribution Amount will be zero.

In addition, until the aggregate Class Principal Amount of the Class 1-A1 and Class 2-A1 Certificates is reduced to zero, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.20% of the stated principal balance of the mortgage loans as of the closing date, the related Senior Principal Distribution Amount for such Distribution Date and each succeeding Distribution Date will include all principal collections on the mortgage loans in the related mortgage pool distributable on that Distribution Date, and each Subordinate Principal Distribution Amount will be zero.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

Available Distribution Amount	With respect to any Distribution Date and any mortgage pool, the sum of the following amounts with respect to the mortgage loans included in the related mortgage pool: (i) all scheduled payments of interest (net of the servicing fees, the servicing administrator fee and the master servicing fee) and principal due during the related due period, together with any advances in respect thereof; (ii) insurance proceeds received during the related Prepayment Period; (iii) liquidation proceeds received during the related Prepayment Period (net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed monthly advances and servicing advances, if any); (iv) subsequent recoveries received during the related Prepayment Period; (v) all partial or full prepayments of principal, together with any accrued interest thereon, identified as having been received on the related mortgage loans during the related Prepayment Period, plus any amounts received from the related servicer (other than Cenlar FSB), the Servicing Administrator or the Master Servicer in respect of prepayment interest shortfalls on such mortgage loans; (vi) amounts received with respect to such Distribution Date as the Substitution Amount and the purchase price in respect of a deleted mortgage loan or a mortgage loan purchased by an originator or the seller as of such Distribution Date as a result of a breach of a representation or warranty; and (vii) the purchase price paid by the party exercising its right to purchase the mortgage loans and terminate the trust fund, if applicable;

Minus

(i) amounts applied to reimburse monthly advances and servicing advances previously funded and all charges and other amounts as to which the Servicers are entitled to be reimbursed pursuant to the servicing agreements; (ii) amounts applied to reimburse monthly advances and servicing advances previously funded as to which the Master Servicer or Servicing Administrator is entitled to be reimbursed pursuant to the pooling and servicing agreement or with respect to the Servicing Administrator, the Cenlar FSB servicing agreement; and (iii) an amount equal to the product of (a) the applicable Pool Percentage and (b) all charges and other amounts payable or reimbursable (other than the master servicing fee) to the Master Servicer, the Securities Administrator and the Trustee under the pooling and servicing agreement and the Custodian under the custodial agreement (subject to an aggregate maximum amount of $300,000 annually to be paid to such parties collectively and a maximum amount of $125,000 annually to be paid to the Trustee).

The “Pool Percentage” for each mortgage pool for any Distribution Date will be a fraction, expressed as a percentage, the numerator of which is the aggregate principal balance of the mortgage loans in such mortgage pool prior to any payments of principal on such Distribution Date and the denominator of which is the sum of the aggregate principal balance of all the mortgage loans prior to any payments of principal on such Distribution Date.

Cross Collateralization	The priority of distributions with respect to Pool 1 and Pool 2 will be subject to change if any of Pool 1 or Pool 2 is either subject to rapid prepayments or disproportionately high realized losses.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

Rapid Prepayments

Cross collateralization due to rapid prepayments in either Pool 1 or Pool 2 will occur when (i) the Class Principal Amount of the Class 1-A1 Certificates or Class 2-A1 Certificates has been reduced to zero; (ii) there are still Subordinate Certificates outstanding; and (iii) either (a) the Aggregate Subordinate Percentage on that date is less than the Aggregate Subordinate Percentage as of the closing date or (b) the outstanding principal balance of the mortgage loans in Pool 1 or Pool 2 delinquent 60 days or more averaged over the last six months, as a percentage of the pool’s applicable Pool Subordinate Amount, is greater than or equal to 50%.

When all of these three conditions are satisfied, and (1) the Pool 1 Certificates have been reduced to zero, all principal received or advanced with respect to the mortgage loans in Pool 1 or Pool 2 will be applied as a distribution of principal to the Class 2-A1 Certificates rather than be applied as a principal distribution to the Subordinate Certificates or (2) the Pool 2 Certificates have been reduced to zero, all principal received or advanced with respect to the mortgage loans in Pool 1 or Pool 2 will be applied as a distribution of principal to the Class 1-A1 Certificates rather than be applied as a principal distribution to the Subordinate Certificates.

Disproportionate Realized Losses

Cross collateralization due to disproportionate realized losses will occur when realized losses of Pool 1 or Pool 2 exceed the related Pool Subordinate Amount for that mortgage pool resulting in undercollateralization, that is, the principal balance of the mortgage loans in that mortgage pool will be less than the Class Principal Amount of the related certificate group being supported by those mortgage loans. In that situation, payments on the mortgage loans in the other mortgage pool will be used to make interest and then principal distributions to the Senior Certificates related to the undercollateralized certificate group.

If, on any Distribution Date, the aggregate Class Principal Amount of the Pool 1 Certificates or the Pool 2 Certificates is greater than the aggregate stated principal balance of the mortgage loans in the related mortgage pool (such certificate group, the “Undercollateralized Group” and the other certificate group, the “Overcollateralized Group”), then until the occurrence of the Credit Support Depletion Date, the priority of distributions will be altered as follows:

The Available Distribution Amount for the Overcollateralized Group, to the extent remaining following distributions of interest and principal to the related senior certificates of that group will be paid in the following priority: (1) first, such amount, up to an amount for the Undercollateralized Group (the “Total Transfer Amount”) equal to the sum of the Interest Transfer Amount and the Principal Transfer Amount for the Undercollateralized Group will be distributed first to the Senior Certificates related to the Undercollateralized Group, in payment of accrued but unpaid interest, if any, and then to those Senior Certificates as principal, to the extent required so that such certificate group will no longer qualify as an Undercollateralized Group; and (2) second, any remaining amount will be distributed sequentially, to the Subordinate Certificates as interest and then principal with both interest and principal being paid to one class before any payments are made to the next class.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

The “Pool Subordinate Amount” for each mortgage pool and any Distribution Date will be the excess of the aggregate stated principal balance of the mortgage loans in such mortgage pool as of the first day of the month preceding the month in which such Distribution Date occurs over the sum of the Class Principal Amounts of the Pool 1 Certificates or the Pool 2 Certificates, as applicable, immediately prior to such Distribution Date.

On each Distribution Date, the “Interest Transfer Amount” for an Undercollateralized Group will equal one month’s interest on the applicable Principal Transfer Amount at such mortgage pool’s weighted average Net Mortgage Rate, plus any shortfall of interest on the Senior Certificates of such Undercollateralized Group from prior Distribution Dates.

On each Distribution Date, the “Principal Transfer Amount” for an Undercollateralized Group will equal the lesser of (i) the excess of the aggregate Class Principal Amount of the senior certificates related to that Undercollateralized Group over the aggregate stated principal balance of the mortgage loans in that mortgage pool and (ii) all amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of priority, will be distributed as principal to the Senior Certificates of the Undercollateralized Group, until the total Class Principal Amount of those Senior Certificates equals the balance of the mortgage loans in the related mortgage pool.

The payment of interest to the certificates related to the Undercollateralized Group from the interest collected on the Overcollateralized Group may cause a shortfall in the amount of principal and interest otherwise distributable to the subordinate certificates. In addition, after the aggregate of the Class Principal Amounts of the subordinate certificates has been reduced to zero, this may cause a shortfall of principal that would be allocated to the Senior Certificates related to the Undercollateralized Group.

Applicable Credit Support Percentage	For each class of Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other classes of Subordinate Certificates having lower payment priorities than that class. The approximate original Applicable Credit Support Percentages for each class of Subordinate Certificates on the date of issuance of such certificates are expected to be as follows:

Class	Approximate Applicable Credit Support Percentage
B-1	7.30%
B-2	4.75%
B-3	3.05%
B-4	1.90%
B-5	1.05%

Allocation of Realized Losses	If a Realized Loss occurs on the mortgage loans (including a servicing modification resulting in a reduction of the outstanding principal amount of such mortgage loan or a principal forbearance), then, on each Distribution Date, the principal portion of that Realized Loss will be allocated first, to reduce the Class Principal Amount of each class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class B-5 Certificates while those certificates are outstanding, then to the Class B-4 Certificates while those certificates are outstanding, then to the Class B-3 Certificates while those certificates are still outstanding, and so forth) and second, to the Class 1-A1 Certificates (in the case of Realized Losses on the Pool 1 mortgage loans) and Class 2-A1 Certificates (in the case of Realized Losses on the Pool 2 mortgage loans). In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a mortgage loan will be applied first to outstanding expenses incurred with respect to such mortgage loan, then to accrued, unpaid interest, and finally to principal.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

Sponsor’s Risk Retention	The Sponsor or one or more of its affiliates will initially purchase at least 5% of the aggregate Certificate Principal Amount of all of the certificates, which will include the Class B-4, Class B-5, Class R and Class LT-R Certificates. Thereafter, the Sponsor or one or more of its affiliates may or may not continue to retain certificates with an aggregate original Certificate Principal Amount at least equal to 5% of the aggregate original Certificate Principal Amount of the certificates. Once regulations governing sponsor/seller risk retention have been finalized and become effective, unless those regulations apply to Sequoia Mortgage Trust 2013-1 retroactively and require sponsors or sellers to retain a larger portion of the certificates than retained at that time, the Sponsor or one or more of its affiliates would not plan to increase their holdings of certificates as a response to the finalization of risk retention regulations.

Dispute Resolution	In the event there is a dispute arising from an unresolved repurchase request for a potential violation of any representation or warranty made at the time of closing by an Originator or the Seller, as applicable, such Originator or the Seller has agreed to submit to binding arbitration by a non-affiliated third party to resolve the dispute.

Clean-up Call	On any date on which the total stated principal balance of the mortgage loans has declined to less than 10% of the initial total stated principal balance of the mortgage loans as of the Cut-Off Date, subject to satisfaction of the conditions described in the pooling and servicing agreement, the Master Servicer will have the option to purchase all of the mortgage loans from the trust fund. The proceeds from such purchase will be distributed to the certificateholders in accordance with the Payment Priority.

Registration	The Offered Certificates will be issuable in book-entry form through DTC.

Federal Tax Treatment	The Securities Administrator, on behalf of the Trustee, will elect to treat all or a portion of the trust fund as one or more “real estate mortgage investment conduits” or “REMICs” for federal income tax purposes. The Class 1-AX and Class 2-AX Certificates will, and certain of the remaining Classes of Offered Certificates may, be issued with original issue discount for federal income tax purposes.

ERISA Considerations	The Class 1-A1, Class 1-AX, Class 2-A1, and Class 2-AX Certificates will be placed by an underwriter. Each beneficial owner of Class 1-A1, Class 1-AX, Class 2-A1 ,and Class 2-AX Certificates or any interest therein (and each beneficial owner of Class B-1, Class B-2 and Class B-3 Certificates or any interest therein that is placed by an underwriter) shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan investor; (ii) it has acquired and is holding such certificates in reliance on the Underwriter Exemption, and it understands that there are certain conditions to the availability of the Underwriter Exemption, including that such certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, Moody’s, Fitch, DBRS Limited or DBRS Inc.; or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Section V(e) of Prohibited Transaction Class Exemption, or PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

SMMEA Treatment	The Class 1-A1, Class 2-A1, Class 1-AX, Class 2-AX and Class B-1 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency.

Stated Final Maturity Date	The Distribution Date in February 2043. The actual final Distribution Date could be substantially earlier.

Record Date	For the first Distribution Date, the closing date. For any other Distribution Date, the last business day of the calendar month preceding the related Distribution Date.

Diligence Review of Mortgage Loans	The Sponsor, prior to including the mortgage loans in the mortgage pool, engaged two third-party loan review firms to conduct the review of the mortgage loans as summarized below.

Credit and Compliance Review

The third party review firms conducted a credit and compliance review of approximately 96.5% (by number of mortgage loans) of the mortgage loans. The review consisted of a review of the documentation in each Originator’s loan files relating to the creditworthiness of the borrowers, and an assessment of whether the characteristics of the mortgage loans and the borrowers reasonably conformed to the underwriting guidelines previously provided to the Sponsor. The third party review firms also reviewed exceptions to the underwriting guidelines that were permitted by each Originator and related compensating factors for those mortgage loans.

Appraisal Review

The third party review firms reviewed approximately 96.5% (by number of mortgage loans) of the appraisals for the mortgaged properties obtained in connection with the origination of the mortgage loans to assess compliance with the Originators’ appraisal guidelines and standards in effect at the time of origination. In some cases, the review included the review of a Collateral Desktop Analysis (CDA) to determine whether there was support for the reasonableness of the original appraised value, including comparisons to publicly available market data.

Rights of Controlling Holder	The Controlling Holder will have the right, in its sole discretion, to pursue an action (a) in respect of an alleged breach by an Originator of a representation and warranty relating to the characteristics of the mortgage loans or (b) if any mortgage loan document required to be delivered to the Trustee or the Custodian is found to be missing or defective in any material respect and the originator does not cure such defect within the period specified in the related servicing agreement.

Default Oversight	The Master Servicer will have oversight over certain matters relating to the servicing of defaulted mortgage loans including, but not limited to, approving certain loan modifications, reviewing environmental reports relating to foreclosed properties to determine whether to proceed with a foreclosure, approving certain actions relating to the management of REO property and approving the release of the original borrower in connection with loan assumptions.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

Substitution Amount	For any month in which an Originator substitutes one or more qualified substitute mortgage loans for one or more deleted mortgage loans as a result of a breach of a representation or warranty with respect to a mortgage loan, the amount by which the aggregate purchase price of all of the deleted mortgage loans exceeds the aggregate stated principal balance of the qualified substitute mortgage loans, together with one month’s interest at the Net Mortgage Rate.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

Collateral Summary (Aggregate Pool)
Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$397,881,279.50	$34,446.34	$2,986,402.21
Number of Mortgage Loans:	511
30 Year Fixed Rate Percentage:	58.69%
20 Year Fixed Rate Percentage:	0.19%
15 Year Fixed Rate Percentage:	19.09%
10 Year Fixed Rate Percentage:	0.99%
Hybrid 5 Year Fixed:	3.26%
Hybrid 7 Year Fixed:	0.25%
Hybrid 10 Year Fixed:	17.52%
Average Scheduled Principal Balance:	$778,632.64
Weighted Average Gross Mortgage Rate:	3.988%	2.875%	5.000%
Weighted Average Seasoning:	6 Months	0 Months	38 Months
Weighted Average Original LTV Ratio:	66.61%	17.77%	84.05%
Weighted Average Original Combined LTV Ratio:	67.74%	23.27%	87.69%
Weighted Average Original Credit Score:	769	667	823
Weighted Average Original Debt-to-Income Ratio:	29.78%	3.48%	60.07%
Original Interest Only (10 Years) Loans Percentage:	5.03%
Weighted Average Original Term to Maturity:	323 Months	120 Months	360 Months
Weighted Average Remaining Term to Maturity:	317 Months	114 Months	360 Months
First Lien Percentage at Origination:	100%
Loans with Seconds at Origination:	8.31%

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
10 Years Fixed Rate	6	3,952,834.03	0.99	658,805.67	3.268	779	65.03	66.76
15 Years Fixed Rate	114	75,949,787.87	19.09	666,226.21	4.068	765	64.48	65.26
20 Years Fixed Rate	1	773,778.39	0.19	773,778.39	3.500	738	75.00	75.00
30 Years Fixed Rate	291	233,519,580.31	58.69	802,472.78	4.028	771	67.42	68.25
Hybrid 5 Year Fixed	15	12,984,730.47	3.26	865,648.70	3.434	772	65.11	67.70
Hybrid 7 Year Fixed	1	1,010,086.69	0.25	1,010,086.69	3.375	798	68.00	68.00
Hybrid 10 Year Fixed	83	69,690,481.74	17.52	839,644.36	3.922	763	66.51	68.70
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Principal Balances of the Mortgage Loans at Origination
Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
0.01 to 100,000.00	2	93,452.85	0.02	46,726.43	4.191	773	29.71	29.71
100,000.01 to 200,000.00	2	276,237.87	0.07	138,118.94	3.876	772	65.92	65.92
200,000.01 to 300,000.00	1	175,737.28	0.04	175,737.28	4.250	707	42.22	42.22
400,000.01 to 500,000.00	16	7,422,748.69	1.87	463,921.79	3.927	772	66.66	66.66
500,000.01 to 600,000.00	96	51,945,990.89	13.06	541,104.07	4.008	772	67.77	68.86
600,000.01 to 700,000.00	112	72,312,692.90	18.17	645,649.04	3.999	773	66.08	67.29
700,000.01 to 800,000.00	87	64,294,009.98	16.16	739,011.61	3.949	773	66.98	68.36
800,000.01 to 900,000.00	65	54,829,980.80	13.78	843,538.17	3.935	770	67.40	68.38
900,000.01 to 1,000,000.00	70	67,000,889.55	16.84	957,155.57	4.011	765	66.56	68.11
1,000,000.01 to 1,100,000.00	14	14,708,345.13	3.70	1,050,596.08	3.946	766	61.53	62.89
1,100,000.01 to 1,200,000.00	12	13,594,880.43	3.42	1,132,906.70	3.984	776	67.68	67.68
1,200,000.01 to 1,300,000.00	8	9,106,328.52	2.29	1,138,291.07	4.160	756	71.23	71.23
1,300,000.01 to 1,400,000.00	9	11,915,471.82	2.99	1,323,941.31	4.137	775	66.83	68.00
1,400,000.01 to 1,500,000.00	7	10,173,771.67	2.56	1,453,395.95	3.993	767	67.76	67.76
1,500,000.01 to 1,600,000.00	1	1,514,372.03	0.38	1,514,372.03	4.125	760	63.45	63.45
1,600,000.01 to 1,700,000.00	2	3,289,200.17	0.83	1,644,600.09	4.375	743	67.76	67.76
1,700,000.01 to 1,800,000.00	2	3,320,460.34	0.83	1,660,230.17	4.244	748	66.74	66.74
1,800,000.01 to 1,900,000.00	1	1,900,000.00	0.48	1,900,000.00	4.300	771	55.07	68.11
1,900,000.01 to 2,000,000.00	1	1,911,524.43	0.48	1,911,524.43	3.900	697	60.00	60.00
2,300,000.01 to 2,400,000.00	1	2,325,000.00	0.58	2,325,000.00	2.950	778	68.38	68.38
2,700,000.01 to 2,800,000.00	1	2,783,781.94	0.70	2,783,781.94	4.000	699	56.00	56.00
2,900,000.01 to 3,000,000.00	1	2,986,402.21	0.75	2,986,402.21	3.750	746	62.50	62.50
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

The average loan balance of the mortgage loans at origination was approximately $793,645.18.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Aggregate Pool)
Collateral characteristics are listed below as of the Cut-off Date
Scheduled Principal Balances of the Mortgage Loans as of the Cut-off-Date
Range of Current Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
0.01 to 100,000.00	2	93,452.85	0.02	46,726.43	4.191	773	29.71	29.71
100,000.01 to 200,000.00	3	451,975.15	0.11	150,658.38	4.022	747	56.71	56.71
200,000.01 to 300,000.00	1	212,016.27	0.05	212,016.27	4.625	773	70.00	70.00
300,000.01 to 400,000.00	2	664,209.85	0.17	332,104.93	3.766	809	60.64	60.64
400,000.01 to 500,000.00	26	12,488,148.23	3.14	480,313.39	4.015	768	67.49	68.00
500,000.01 to 600,000.00	94	52,073,533.53	13.09	553,973.76	3.988	772	68.29	69.25
600,000.01 to 700,000.00	107	70,149,856.71	17.63	655,606.14	4.000	773	65.50	66.75
700,000.01 to 800,000.00	89	66,334,874.37	16.67	745,335.67	3.962	775	67.14	68.47
800,000.01 to 900,000.00	62	52,794,344.47	13.27	851,521.69	3.933	768	67.47	68.67
900,000.01 to 1,000,000.00	67	64,549,529.24	16.22	963,425.81	4.012	766	66.25	67.72
1,000,000.01 to 1,100,000.00	14	14,848,690.33	3.73	1,060,620.74	3.909	766	60.90	62.25
1,100,000.01 to 1,200,000.00	13	14,839,460.40	3.73	1,141,496.95	4.074	773	70.12	70.12
1,200,000.01 to 1,300,000.00	7	8,754,332.46	2.20	1,250,618.92	4.118	755	70.23	70.23
1,300,000.01 to 1,400,000.00	8	10,794,994.46	2.71	1,349,374.31	4.145	777	67.41	68.70
1,400,000.01 to 1,500,000.00	6	8,801,120.06	2.21	1,466,853.34	3.894	767	66.63	66.63
1,500,000.01 to 1,600,000.00	1	1,514,372.03	0.38	1,514,372.03	4.125	760	63.45	63.45
1,600,000.01 to 1,700,000.00	3	4,899,660.51	1.23	1,633,220.17	4.539	736	70.14	70.14
1,700,000.01 to 1,800,000.00	1	1,710,000.00	0.43	1,710,000.00	3.650	774	58.96	58.96
1,800,000.01 to 1,900,000.00	1	1,900,000.00	0.48	1,900,000.00	4.300	771	55.07	68.11
1,900,000.01 to 2,000,000.00	1	1,911,524.43	0.48	1,911,524.43	3.900	697	60.00	60.00
2,300,000.01 to 2,400,000.00	1	2,325,000.00	0.58	2,325,000.00	2.950	778	68.38	68.38
2,700,000.01 to 2,800,000.00	1	2,783,781.94	0.70	2,783,781.94	4.000	699	56.00	56.00
2,900,000.01 to 3,000,000.00	1	2,986,402.21	0.75	2,986,402.21	3.750	746	62.50	62.50
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

The average loan balance of the mortgage loans as of the cut-off date was approximately $778.632.64.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Aggregate Pool)
Collateral characteristics are listed below as of the Cut-off Date
Gross Mortgage Rates of the Mortgage Loans as of the Cut-off Date
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
2.751 to 3.000	4	4,628,448.39	1.16	1,157,112.10	2.933	790	66.45	68.88
3.001 to 3.250	13	9,081,010.08	2.28	698,539.24	3.212	781	59.36	62.57
3.251 to 3.500	40	29,605,482.07	7.44	740,137.05	3.454	773	66.41	67.73
3.501 to 3.750	76	61,783,014.31	15.53	812,934.40	3.689	769	66.88	67.90
3.751 to 4.000	156	122,650,729.41	30.83	786,222.62	3.942	768	64.64	65.87
4.001 to 4.250	142	107,113,727.24	26.92	754,322.02	4.181	769	68.06	68.96
4.251 to 4.500	61	47,935,476.39	12.05	785,827.48	4.395	768	68.95	69.65
4.501 to 4.750	13	9,813,533.13	2.47	754,887.16	4.678	761	68.66	69.09
4.751 to 5.000	6	5,269,858.48	1.32	878,309.75	4.896	743	68.87	72.91
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

The weighted average gross mortgage rate of the mortgage loans as of the cut-off date was approximately 3.99%.

Seasoning of the Mortgage Loans
Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
0	2	2,810,000.00	0.71	1,405,000.00	3.474	790	63.03	63.03
1 to 2	184	144,526,107.88	36.32	785,467.98	3.980	772	67.59	68.31
3 to 4	124	99,376,720.74	24.98	801,425.17	3.904	769	66.36	67.14
5 to 6	58	43,112,173.87	10.84	743,313.34	3.858	767	67.52	69.35
7 to 8	37	28,632,202.91	7.20	773,843.32	3.906	764	64.84	66.55
9 to 10	21	15,745,727.51	3.96	749,796.55	4.106	768	61.24	62.30
11 to 12	20	17,554,137.85	4.41	877,706.89	3.938	758	65.15	67.68
13 to 14	16	10,525,707.40	2.65	657,856.71	4.195	753	63.68	64.98
15 to 16	9	6,770,594.04	1.70	752,288.23	4.304	773	70.11	70.11
17 to 18	10	11,063,633.77	2.78	1,106,363.38	4.489	765	68.01	71.83
19 to 20	6	4,586,325.89	1.15	764,387.65	4.681	756	64.88	69.53
21 to 22	9	5,331,421.01	1.34	592,380.11	4.548	770	71.65	71.65
23 to 24	13	6,242,771.57	1.57	480,213.20	4.277	772	65.28	65.28
35 to 36	1	761,320.03	0.19	761,320.03	3.990	786	60.95	60.95
37 to 38	1	842,435.03	0.21	842,435.03	3.990	798	68.99	68.99
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

The weighted average seasoning of the mortgage loans as of the cut-off date was approximately 6 months.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Aggregate Pool)
Collateral characteristics are listed below as of the Cut-off Date
Loan-to-Value Ratio of the Mortgage Loans at Origination
Range of Original Loan-to- Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
15.01 to 20.00	1	797,639.07	0.20	797,639.07	3.875	792	17.77	28.88
20.01 to 25.00	2	852,032.70	0.21	426,016.35	4.026	769	21.64	46.68
25.01 to 30.00	2	1,203,559.89	0.30	601,779.95	4.010	795	27.04	27.04
30.01 to 35.00	10	7,628,600.92	1.92	762,860.09	3.944	777	33.06	34.85
35.01 to 40.00	9	7,323,080.22	1.84	813,675.58	4.065	775	37.82	42.32
40.01 to 45.00	17	10,860,283.33	2.73	638,840.20	4.079	770	42.87	47.81
45.01 to 50.00	16	11,883,368.72	2.99	742,710.55	3.870	765	47.37	50.52
50.01 to 55.00	33	25,740,771.34	6.47	780,023.37	3.925	771	52.73	54.61
55.01 to 60.00	55	48,457,220.65	12.18	881,040.38	3.923	763	57.90	60.04
60.01 to 65.00	49	39,821,763.10	10.01	812,689.04	3.934	767	63.03	64.48
65.01 to 70.00	81	64,768,823.54	16.28	799,615.11	3.963	770	68.54	69.41
70.01 to 75.00	86	66,994,895.92	16.84	779,010.42	4.039	768	73.57	73.78
75.01 to 80.00	149	110,065,506.17	27.66	738,694.67	4.032	769	79.19	79.19
80.01 to 85.00	1	1,483,733.93	0.37	1,483,733.93	4.250	807	84.05	84.05
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

The weighted average loan-to-value ratio of the mortgage loans at origination was approximately 66.61%.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Aggregate Pool)
Collateral characteristics are listed below as of the Cut-off Date
Combined Loan-to-Value Ratio of the Mortgage Loans at Origination
Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
20.01 to 25.00	1	59,006.51	0.01	59,006.51	4.375	756	23.27	23.27
25.01 to 30.00	3	2,001,198.96	0.50	667,066.32	3.956	794	23.35	27.78
30.01 to 35.00	8	6,224,673.57	1.56	778,084.20	3.989	775	32.75	32.75
35.01 to 40.00	7	5,574,692.48	1.40	796,384.64	4.007	785	37.46	37.46
40.01 to 45.00	13	8,166,522.09	2.05	628,194.01	4.083	772	42.08	42.71
45.01 to 50.00	15	11,077,266.07	2.78	738,484.40	3.889	768	44.58	47.27
50.01 to 55.00	31	24,234,257.16	6.09	781,750.23	3.921	774	52.39	52.73
55.01 to 60.00	54	46,078,353.32	11.58	853,302.84	3.918	764	56.43	58.04
60.01 to 65.00	45	37,489,682.51	9.42	833,104.06	3.950	767	62.69	63.06
65.01 to 70.00	80	64,355,308.62	16.17	804,441.36	3.981	770	67.92	68.55
70.01 to 75.00	90	70,106,439.87	17.62	778,960.44	4.018	768	72.50	73.57
75.01 to 80.00	159	118,194,150.95	29.71	743,359.44	4.030	769	78.04	79.16
80.01 to 85.00	3	2,506,874.24	0.63	835,624.75	4.192	795	78.57	84.01
85.01 to 90.00	2	1,812,853.15	0.46	906,426.58	3.564	726	61.94	87.11
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

The weighted average combined loan-to-value ratio of the mortgage loans at origination was approximately 67.74%. The original combined loan-to value was calculated using the full lien amount (drawn and undrawn) for the second mortgage. Using only the drawn amount of the second mortgage at the time of origination, the weighted average original combined loan-to-value ratio would have been approximately 67.69%.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Aggregate Pool)
Collateral characteristics are listed below as of the Cut-off Date
Credit Scores of the Mortgage Loans at Origination
Range of Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
661 to 670	2	1,610,828.44	0.40	805,414.22	4.160	668	65.38	65.38
671 to 680	4	2,733,548.30	0.69	683,387.08	3.879	676	68.55	71.99
681 to 690	4	3,221,504.74	0.81	805,376.19	4.102	687	66.00	74.91
691 to 700	6	7,939,521.86	2.00	1,323,253.64	3.951	697	61.79	61.79
701 to 710	8	5,367,543.18	1.35	670,942.90	4.189	704	63.05	67.02
711 to 720	11	8,709,650.59	2.19	791,786.42	4.309	718	70.26	70.26
721 to 730	19	15,681,744.66	3.94	825,354.98	4.089	726	67.38	67.38
731 to 740	30	24,709,566.95	6.21	823,652.23	4.025	735	67.20	70.17
741 to 750	27	22,343,318.32	5.62	827,530.31	3.963	745	69.98	70.60
751 to 760	38	30,646,114.93	7.70	806,476.71	4.056	756	65.71	66.13
761 to 770	60	46,580,166.80	11.71	776,336.11	4.014	765	68.32	69.12
771 to 780	71	57,803,060.05	14.53	814,127.61	3.856	776	66.51	68.51
781 to 790	95	71,894,618.08	18.07	756,785.45	3.995	786	65.75	66.94
791 to 800	83	60,692,142.05	15.25	731,230.63	3.987	795	66.08	66.64
801 to 810	42	29,283,795.07	7.36	697,233.22	3.939	805	66.49	67.02
811 to 820	10	7,968,486.16	2.00	796,848.62	3.935	813	62.45	62.45
821 to 830	1	695,669.32	0.17	695,669.32	3.625	823	78.65	78.65
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

The weighted average credit score of the mortgage loans at origination was approximately 769.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Aggregate Pool)
Collateral characteristics are listed below as of the Cut-off Date
Documentation Type of the Mortgage loans
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Two Years Income with Assets	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

Monthly Income of the Mortgage Borrower at Origination
Range of Monthly Income ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
5,000.01 to 10,000.00	8	3,266,751.57	0.82	408,343.95	3.925	745	61.69	61.69
10,000.01 to 20,000.00	164	113,299,068.25	28.48	690,847.98	4.017	773	67.29	67.79
20,000.01 to 30,000.00	162	124,690,318.75	31.34	769,693.33	3.977	772	68.82	70.10
30,000.01 to 40,000.00	83	65,938,688.36	16.57	794,442.03	3.969	769	65.82	67.63
40,000.01 to 50,000.00	27	21,777,521.27	5.47	806,574.86	4.016	767	69.70	69.70
50,000.01 to 60,000.00	22	18,735,118.40	4.71	851,596.29	3.856	758	60.73	63.50
60,000.01 to 70,000.00	14	15,508,975.49	3.90	1,107,783.96	3.949	757	61.52	64.02
70,000.01 to 80,000.00	7	8,108,885.79	2.04	1,158,412.26	3.985	779	58.74	58.74
80,000.01 to 90,000.00	5	3,870,410.90	0.97	774,082.18	4.437	741	65.41	65.41
90,000.01 to 100,000.00	5	4,824,260.27	1.21	964,852.05	4.300	776	76.92	76.92
100,000.01 to 200,000.00	10	12,229,739.09	3.07	1,222,973.91	3.976	746	56.74	58.49
200,000.01 to 300,000.00	2	3,977,669.56	1.00	1,988,834.78	3.810	755	57.53	57.53
500,000.01 to 600,000.00	1	760,195.16	0.19	760,195.16	3.500	797	70.00	70.00
1,000,000.01 to 1,100,000.00	1	893,676.64	0.22	893,676.64	3.875	732	80.00	80.00
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

The weighted average monthly income of the mortgage borrower at origination was approximately $39,366.79.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Aggregate Pool)
Collateral characteristics are listed below as of the Cut-off Date
Debt-to-Income Ratio of the Mortgage Loans at Origination
Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
0.01 to 5.00	1	991,267.35	0.25	991,267.35	3.990	781	42.55	42.55
5.01 to 10.00	9	7,793,329.96	1.96	865,925.55	3.888	783	62.27	62.27
10.01 to 15.00	19	17,252,848.25	4.34	908,044.64	3.900	759	61.76	65.13
15.01 to 20.00	55	39,788,428.63	10.00	723,425.98	4.020	773	66.58	67.00
20.01 to 25.00	74	55,598,727.86	13.97	751,334.16	3.964	768	67.64	68.50
25.01 to 30.00	105	77,981,475.98	19.60	742,680.72	3.973	771	66.36	67.95
30.01 to 35.00	90	72,286,592.01	18.17	803,184.36	3.963	768	64.97	66.19
35.01 to 40.00	81	64,183,208.11	16.13	792,385.29	3.983	769	69.61	70.49
40.01 to 45.00	69	55,614,674.13	13.98	806,009.77	4.097	765	66.79	67.79
45.01 to 50.00	4	2,720,211.89	0.68	680,052.97	3.849	763	71.30	71.30
50.01 to 55.00	2	2,011,161.10	0.51	1,005,580.55	4.098	783	67.94	67.94
55.01 to 60.00	1	669,772.07	0.17	669,772.07	3.625	735	75.00	75.00
60.01 to 65.00	1	989,582.16	0.25	989,582.16	3.875	802	68.96	68.96
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

The weighted average debt-to-income ratio of the mortgage loans at origination was approximately 29.78%.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Aggregate Pool)
Collateral characteristics are listed below as of the Cut-off Date
Verified Assets of the Mortgage Borrower at Origination
Range of Assets Verified ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
20,000.01 to 50,000.00	24	15,150,513.80	3.81	631,271.41	4.039	772	71.94	72.37
50,000.01 to 100,000.00	84	58,134,734.51	14.61	692,080.17	4.028	765	68.30	68.59
100,000.01 to 150,000.00	74	53,051,413.54	13.33	716,910.99	3.945	772	66.06	67.69
150,000.01 to 200,000.00	57	44,728,207.88	11.24	784,705.40	4.014	766	67.92	68.69
200,000.01 to 250,000.00	45	33,516,232.06	8.42	744,805.16	3.955	770	69.62	70.53
250,000.01 to 300,000.00	29	21,087,952.04	5.30	727,170.76	4.087	768	73.30	73.30
300,000.01 to 350,000.00	27	20,459,582.57	5.14	757,762.32	3.892	766	67.55	69.15
350,000.01 to 400,000.00	25	19,415,517.39	4.88	776,620.70	4.066	768	67.49	69.88
400,000.01 to 450,000.00	19	15,248,620.33	3.83	802,558.96	3.980	770	67.93	68.84
450,000.01 to 500,000.00	7	5,496,404.89	1.38	785,200.70	4.075	770	58.98	62.02
500,000.01 to 550,000.00	13	10,504,598.26	2.64	808,046.02	3.951	770	64.59	65.35
550,000.01 to 600,000.00	7	6,037,626.37	1.52	862,518.05	4.016	769	61.03	65.80
600,000.01 to 650,000.00	7	5,539,894.38	1.39	791,413.48	3.864	774	56.60	58.30
650,000.01 to 700,000.00	9	7,711,369.00	1.94	856,818.78	4.000	776	63.96	66.56
700,000.01 to 750,000.00	7	7,163,131.46	1.80	1,023,304.49	3.986	755	60.99	60.99
750,000.01 to 800,000.00	6	4,619,232.62	1.16	769,872.10	4.083	771	52.66	54.57
800,000.01 to 900,000.00	12	10,645,073.20	2.68	887,089.43	3.869	792	65.83	65.83
900,000.01 to 1,000,000.00	8	8,074,783.91	2.03	1,009,347.99	4.191	766	68.37	68.37
1,000,000.01 to 3,000,000.00	42	39,758,997.31	9.99	946,642.79	3.948	774	62.59	64.37
3,000,000.01 to 5,000,000.00	4	3,323,323.81	0.84	830,830.95	4.025	790	69.52	74.79
5,000,000.01 to 7,000,000.00	1	1,911,524.43	0.48	1,911,524.43	3.900	697	60.00	60.00
7,000,000.01 to 9,000,000.00	1	2,783,781.94	0.70	2,783,781.94	4.000	699	56.00	56.00
9,000,000.01 to 11,000,000.00	1	720,442.05	0.18	720,442.05	3.500	807	52.14	52.14
11,000,000.01 to 13,000,000.00	1	1,710,000.00	0.43	1,710,000.00	3.650	774	58.96	58.96
13,000,000.01 to 15,000,000.00	1	1,088,321.75	0.27	1,088,321.75	3.625	789	50.69	50.69
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

The weighted average verified assets of the mortgage borrowers at origination was approximately $637,226.65.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Aggregate Pool)
Collateral characteristics are listed below as of the Cut-off Date

Self-Employment Status of the Mortgage Borrower at Origination
Self-Employed Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Not Self-Employed	376	285,806,108.06	71.83	760,122.63	3.962	772	66.92	68.18
Self-Employed	135	112,075,171.44	28.17	830,186.46	4.054	761	65.83	66.62
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Aggregate Pool)
Collateral characteristics are listed below as of the Cut-off Date
Interest Only Term of the Mortgage Loans at Origination
Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
None	491	377,880,473.90	94.97	769,614.00	3.992	769	67.07	68.00
120	20	20,000,805.60	5.03	1,000,040.28	3.908	772	57.96	62.86
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

Occupancy Type of the Mortgage Loans
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Investment Property	4	2,592,044.62	0.65	648,011.16	4.177	778	58.09	58.09
Owner-Occupied	484	377,568,499.27	94.89	780,100.21	3.995	768	66.95	68.14
Second Home	23	17,720,735.61	4.45	770,466.77	3.809	784	60.64	60.73
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Cash-Out Refinance	30	26,207,803.00	6.59	873,593.43	4.065	754	60.08	61.19
Purchase	165	132,756,967.90	33.37	804,587.68	3.952	769	72.81	73.50
Rate Term Refinance	316	238,916,508.60	60.05	756,064.90	3.999	770	63.89	65.26
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Aggregate Pool)
Collateral characteristics are listed below as of the Cut-off Date
Property Types of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Single Family	349	278,468,789.18	69.99	797,904.84	3.977	769	66.09	67.23
Planned Unit Development	141	100,601,001.50	25.28	713,482.28	4.016	768	68.01	69.05
Condominium	17	14,403,347.89	3.62	847,255.76	3.962	773	68.02	69.85
Cooperative Unit	2	2,464,741.29	0.62	1,232,370.65	3.858	773	53.38	53.38
Two-to-Four Family	2	1,943,399.64	0.49	971,699.82	4.335	788	75.50	75.50
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Aggregate Pool)
Collateral characteristics are listed below as of the Cut-off Date
Geographic Concentration of the Mortgage Loans (States)
State	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
California	195	170,677,865.29	42.90	875,271.10	3.980	770	65.29	66.53
Texas	71	52,626,878.54	13.23	741,223.64	4.100	760	67.98	68.55
Massachusetts	52	38,301,468.19	9.63	736,566.70	3.966	773	63.32	65.54
Florida	42	29,019,631.92	7.29	690,943.62	3.884	762	68.58	69.22
Washington	22	15,654,142.82	3.93	711,551.95	3.950	770	71.99	71.99
Illinois	18	13,206,061.09	3.32	733,670.06	4.054	774	71.21	71.21
Colorado	15	11,451,469.01	2.88	763,431.27	4.086	776	71.27	71.27
Virginia	8	5,686,636.95	1.43	710,829.62	3.950	763	72.20	77.98
New York	6	5,152,849.87	1.30	858,808.31	4.080	776	66.62	66.62
Connecticut	3	4,772,279.25	1.20	1,590,759.75	3.865	752	58.09	62.28
Maryland	6	3,774,879.18	0.95	629,146.53	3.766	793	67.11	69.60
Nevada	5	3,364,458.55	0.85	672,891.71	3.662	770	64.20	64.20
Georgia	6	3,276,952.00	0.82	546,158.67	4.039	779	67.98	69.86
Arizona	5	3,234,641.55	0.81	646,928.31	3.650	795	58.92	62.41
New Jersey	4	2,997,780.19	0.75	749,445.05	4.429	770	65.66	65.66
Tennessee	4	2,965,391.13	0.75	741,347.78	4.032	782	65.82	65.82
Indiana	4	2,881,481.17	0.72	720,370.29	4.018	770	70.61	74.86
Oregon	4	2,693,973.34	0.68	673,493.34	3.885	744	72.54	76.65
Missouri	4	2,645,205.41	0.66	661,301.35	4.172	775	78.89	78.89
Louisiana	3	2,453,509.57	0.62	817,836.52	3.918	755	66.58	66.58
South Carolina	3	2,301,343.53	0.58	767,114.51	3.976	771	64.64	64.64
North Carolina	3	2,127,619.67	0.53	709,206.56	3.769	786	70.87	70.87
Pennsylvania	3	1,891,956.20	0.48	630,652.07	3.955	776	72.24	72.24
New Mexico	3	1,819,216.88	0.46	606,405.63	3.805	769	57.73	57.73
Minnesota	3	1,572,962.73	0.40	524,320.91	3.943	787	56.14	56.14
Delaware	2	1,419,598.91	0.36	709,799.46	3.948	784	68.95	68.95
Oklahoma	2	1,366,173.39	0.34	683,086.70	4.262	785	77.28	77.28
Michigan	2	1,060,326.03	0.27	530,163.02	3.843	771	65.43	65.43
Vermont	1	959,284.44	0.24	959,284.44	4.125	764	46.92	46.92
Hawaii	1	876,373.71	0.22	876,373.71	4.250	787	60.00	60.00
Mississippi	1	821,770.84	0.21	821,770.84	3.750	701	63.76	63.76
Idaho	1	683,194.98	0.17	683,194.98	3.625	675	77.41	77.41
Montana	1	645,371.84	0.16	645,371.84	4.375	778	76.23	76.23
Iowa	1	558,239.99	0.14	558,239.99	3.750	785	79.19	79.19
Alabama	1	551,174.46	0.14	551,174.46	4.500	744	68.67	68.67
Arkansas	1	510,692.17	0.13	510,692.17	4.375	745	80.00	80.00
Ohio	1	496,985.86	0.12	496,985.86	3.375	791	59.64	59.64
Kansas	1	449,995.88	0.11	449,995.88	3.875	794	80.00	80.00
Kentucky	1	446,804.38	0.11	446,804.38	4.125	808	80.00	80.00
Rhode Island	1	345,888.98	0.09	345,888.98	4.125	810	55.72	55.72
South Dakota	1	138,749.61	0.03	138,749.61	4.125	748	73.62	73.62
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Aggregate Pool)
Collateral characteristics are listed below as of the Cut-off Date
Geographic Concentration of the Mortgage Loans (Top 10 Cities)
City	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
San Francisco, CA	21	20,197,830.98	5.08	961,801.48	3.939	770	68.94	73.57
Los Angeles, CA	9	9,748,944.44	2.45	1,083,216.05	4.207	753	70.57	70.57
Dallas, TX	12	8,718,769.77	2.19	726,564.15	3.990	761	72.85	72.85
San Diego, CA	10	7,168,632.40	1.80	716,863.24	3.936	778	66.78	66.78
Houston, TX	9	7,113,424.76	1.79	790,380.53	4.265	763	65.29	65.29
Austin, TX	8	5,484,003.03	1.38	685,500.38	3.911	772	69.02	69.02
Menlo Park, CA	6	5,143,142.05	1.29	857,190.34	4.272	776	58.58	58.58
La Jolla, CA	5	5,063,191.30	1.27	1,012,638.26	4.028	769	74.26	77.60
San Mateo, CA	5	4,997,795.04	1.26	999,559.01	3.949	783	60.64	60.64
Bellaire, TX	7	4,856,547.76	1.22	693,792.54	4.109	747	70.91	70.91
Other	419	319,388,997.97	80.27	762,264.91	3.974	769	66.20	67.25
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

Original Term to Maturity of the Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
120	6	3,952,834.03	0.99	658,805.67	3.268	779	65.03	66.76
180	114	75,949,787.87	19.09	666,226.21	4.068	765	64.48	65.26
240	1	773,778.39	0.19	773,778.39	3.500	738	75.00	75.00
360	390	317,204,879.21	79.72	813,345.84	3.979	770	67.12	68.33
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

The weighted average original term to maturity of the mortgage loans at origination was approximately 323 months.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Aggregate Pool)
Collateral characteristics are listed below as of the Cut-off Date
Remaining Term to Maturity of the Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
111 to 115	4	2,610,325.18	0.66	652,581.30	3.388	771	70.71	73.33
116 to 120	2	1,342,508.85	0.34	671,254.43	3.036	795	53.99	53.99
156 to 160	23	12,775,088.24	3.21	555,438.62	4.493	766	66.27	67.94
161 to 165	13	10,784,798.90	2.71	829,599.92	4.630	749	72.78	72.78
166 to 170	23	15,471,804.32	3.89	672,687.14	4.130	760	66.40	67.15
171 to 175	25	17,826,460.25	4.48	713,058.41	4.017	768	62.41	62.88
176 to 180	30	19,091,636.16	4.80	636,387.87	3.464	775	58.99	59.92
231 to 235	1	773,778.39	0.19	773,778.39	3.500	738	75.00	75.00
321 to 325	2	1,603,755.06	0.40	801,877.53	3.990	792	65.17	65.17
336 to 340	2	1,128,809.45	0.28	564,404.73	4.067	797	68.03	68.03
341 to 345	9	9,306,049.69	2.34	1,034,005.52	4.223	787	65.10	69.65
346 to 350	18	17,086,776.88	4.29	949,265.38	3.990	751	62.33	65.53
351 to 355	81	61,800,804.52	15.53	762,972.90	3.898	767	66.32	68.27
356 to 360	278	226,278,683.61	56.87	813,952.10	3.989	771	67.80	68.53
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

The weighted average remaining term to maturity of the mortgage loans as of the cut-off date was approximately 317 months.

Prepayment Penalty Term of the Mortgage Loans at Origination
Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
None	488	370,685,231.88	93.16	759,600.89	4.006	769	66.48	67.48
48	2	3,180,000.00	0.80	1,590,000.00	2.990	778	63.92	70.93
60	21	24,016,047.62	6.04	1,143,621.32	3.836	768	69.04	71.38
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Aggregate Pool)
Collateral characteristics are listed below as of the Cut-off Date
Originators of the Mortgage Loans
Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
EverBank	201	146,773,043.49	36.89	730,214.15	3.994	765	67.24	68.28
First Republic	24	27,978,880.75	7.03	1,165,786.70	3.751	769	68.47	71.28
Prime Lending	30	23,375,936.64	5.88	779,197.89	3.819	767	68.00	68.48
Fremont Bank	29	22,558,052.01	5.67	777,863.86	3.980	772	65.47	66.37
Flagstar Bank, F.S.B.	26	21,761,379.22	5.47	836,976.12	4.188	768	64.55	65.12
Rockland Trust Company	29	21,239,688.38	5.34	732,403.05	4.049	771	59.05	61.89
PHH	7	6,241,786.22	1.57	891,683.75	4.392	770	67.61	70.82
Other	165	127,952,512.79	32.16	775,469.77	4.001	773	66.99	67.72
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

Channel of the Mortgage Loans
Channel	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Retail	370	285,960,717.98	71.87	772,866.81	3.932	771	66.93	68.09
Broker	110	87,765,021.29	22.06	797,863.83	4.150	762	65.84	66.77
Correspondent	31	24,155,540.23	6.07	779,210.98	4.060	772	65.69	67.09
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

Servicers of the Mortgage Loans
Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Cenlar, F.S.B.	279	216,887,569.04	54.51	777,374.80	4.003	772	65.92	66.83
EverBank	201	146,773,043.49	36.89	730,214.15	3.994	765	67.24	68.28
First Republic Bank	24	27,978,880.75	7.03	1,165,786.70	3.751	769	68.47	71.28
PHH	7	6,241,786.22	1.57	891,683.75	4.392	770	67.61	70.82
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Aggregate Pool)
Collateral characteristics are listed below as of the Cut-off Date
Lien Position of the Mortgage Loans at Origination
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
First Lien	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

Loans with Seconds at Origination
Loans with Seconds at Origination	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
None	468	364,801,475.23	91.69	779,490.33	3.993	769	67.71	67.71
Has Second Lien at Origination	43	33,079,804.27	8.31	769,297.77	3.927	765	54.58	68.12
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

Mortgage Insurance Status of the Mortgage Loans at Origination
Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
No Mortgage Insurance	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Aggregate Pool)
Collateral characteristics are listed below as of the Cut-off Date
Origination Date of the Mortgage Loans
Origination Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
October 2009	1	842,435.03	0.21	842,435.03	3.990	798	68.99	68.99
December 2009	1	761,320.03	0.19	761,320.03	3.990	786	60.95	60.95
December 2010	1	647,840.72	0.16	647,840.72	4.125	794	68.71	68.71
January 2011	12	5,594,930.85	1.41	466,244.24	4.294	769	64.88	64.88
February 2011	2	1,322,665.04	0.33	661,332.52	4.635	789	76.73	76.73
March 2011	7	4,008,755.97	1.01	572,679.42	4.519	764	69.98	69.98
April 2011	3	2,329,705.11	0.59	776,568.37	4.741	758	57.47	66.62
May 2011	3	2,256,620.78	0.57	752,206.93	4.620	754	72.54	72.54
June 2011	5	5,425,346.93	1.36	1,085,069.39	4.416	774	61.82	66.39
July 2011	5	5,638,286.84	1.42	1,127,657.37	4.559	756	73.96	77.06
August 2011	7	5,216,941.15	1.31	745,277.31	4.372	767	69.25	69.25
September 2011	2	1,553,652.89	0.39	776,826.45	4.077	794	72.99	72.99
October 2011	4	2,817,976.67	0.71	704,494.17	4.180	792	69.07	70.57
November 2011	12	7,707,730.73	1.94	642,310.89	4.201	739	61.72	62.94
December 2011	13	11,496,107.74	2.89	884,315.98	3.821	763	63.66	67.52
January 2012	7	6,058,030.11	1.52	865,432.87	4.159	747	67.99	67.99
February 2012	5	4,478,735.95	1.13	895,747.19	4.197	750	62.12	63.96
March 2012	18	12,686,006.05	3.19	704,778.11	4.069	771	61.32	61.98
April 2012	6	4,710,308.32	1.18	785,051.39	3.881	766	59.94	59.94
May 2012	29	22,502,880.10	5.66	775,961.38	3.901	765	65.88	68.05
June 2012	32	21,909,447.46	5.51	684,670.23	3.860	769	64.21	67.25
July 2012	27	21,788,620.89	5.48	806,985.96	3.839	767	71.19	71.75
August 2012	76	60,163,123.65	15.12	791,620.05	3.891	769	66.41	67.38
September 2012	50	41,299,744.33	10.38	825,994.89	3.963	769	67.00	67.68
October 2012	153	119,201,106.70	29.96	779,092.20	3.988	773	66.99	67.67
November 2012	30	25,462,959.46	6.40	848,765.32	3.845	772	68.55	69.10
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Aggregate Pool)
Collateral characteristics are listed below as of the Cut-off Date
Maturity Date of the Mortgage Loans
Maturity Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
July 2022	4	2,610,325.18	0.66	652,581.30	3.388	771	70.71	73.33
September 2022	2	1,342,508.85	0.34	671,254.43	3.036	795	53.99	53.99
February 2026	12	5,594,930.85	1.41	466,244.24	4.294	769	64.88	64.88
March 2026	2	1,322,665.04	0.33	661,332.52	4.635	789	76.73	76.73
April 2026	7	4,008,755.97	1.01	572,679.42	4.519	764	69.98	69.98
May 2026	2	1,848,736.38	0.46	924,368.19	4.936	747	54.96	66.49
June 2026	2	1,779,693.16	0.45	889,846.58	4.789	742	75.56	75.56
July 2026	3	2,769,992.48	0.70	923,330.83	4.612	766	67.16	67.16
August 2026	3	3,278,286.84	0.82	1,092,762.28	4.771	732	74.95	74.95
September 2026	4	2,400,173.53	0.60	600,043.38	4.458	747	73.46	73.46
October 2026	1	556,652.89	0.14	556,652.89	4.125	800	76.17	76.17
November 2026	2	1,324,762.71	0.33	662,381.36	4.000	796	75.61	75.61
December 2026	9	5,886,764.84	1.48	654,084.98	4.213	739	61.47	63.06
January 2027	8	5,613,906.04	1.41	701,738.26	4.087	776	66.92	67.30
February 2027	3	1,879,371.05	0.47	626,457.02	4.140	747	73.08	73.08
March 2027	1	766,999.68	0.19	766,999.68	4.000	773	68.14	68.14
April 2027	9	5,566,418.72	1.40	618,490.97	4.045	779	63.22	64.73
May 2027	4	3,422,542.95	0.86	855,635.74	4.003	750	57.32	57.32
June 2027	3	2,083,162.13	0.52	694,387.38	3.906	764	63.00	63.00
July 2027	6	3,497,054.21	0.88	582,842.37	3.910	773	72.40	72.40
August 2027	3	3,257,282.24	0.82	1,085,760.75	4.167	767	55.23	55.23
September 2027	12	7,406,323.76	1.86	617,193.65	3.402	772	63.86	65.13
October 2027	14	9,115,133.94	2.29	651,081.00	3.449	777	58.33	58.33
November 2027	4	2,570,178.46	0.65	642,544.62	3.699	774	47.29	50.57
August 2032	1	773,778.39	0.19	773,778.39	3.500	738	75.00	75.00
November 2039	1	842,435.03	0.21	842,435.03	3.990	798	68.99	68.99
January 2040	1	761,320.03	0.19	761,320.03	3.990	786	60.95	60.95
January 2041	1	647,840.72	0.16	647,840.72	4.125	794	68.71	68.71
May 2041	1	480,968.73	0.12	480,968.73	3.990	802	67.11	67.11
June 2041	1	476,927.62	0.12	476,927.62	3.990	798	61.25	61.25
July 2041	2	2,655,354.45	0.67	1,327,677.23	4.212	782	56.25	65.58
August 2041	2	2,360,000.00	0.59	1,180,000.00	4.265	790	72.58	80.00
September 2041	3	2,816,767.62	0.71	938,922.54	4.299	785	65.67	65.67
October 2041	1	997,000.00	0.25	997,000.00	4.050	790	71.21	71.21
November 2041	2	1,493,213.96	0.38	746,606.98	4.340	788	63.26	66.09
December 2041	3	1,820,965.89	0.46	606,988.63	4.160	737	62.53	62.53
January 2042	5	5,882,201.70	1.48	1,176,440.34	3.567	751	60.55	67.73
February 2042	4	4,178,659.06	1.05	1,044,664.77	4.168	747	65.70	65.70
March 2042	4	3,711,736.27	0.93	927,934.07	4.237	746	60.88	63.09
April 2042	7	5,700,572.84	1.43	814,367.55	4.094	771	58.61	58.61
May 2042	4	2,706,779.86	0.68	676,694.97	3.822	771	65.74	65.74
June 2042	26	20,419,717.97	5.13	785,373.77	3.901	765	66.17	68.56
July 2042	23	16,545,672.87	4.16	719,377.08	3.935	767	62.16	65.77
August 2042	21	16,428,060.98	4.13	782,288.62	3.800	766	73.46	74.20
September 2042	60	49,582,645.72	12.46	826,377.43	3.980	767	67.19	68.15
October 2042	36	31,930,108.47	8.03	886,947.46	4.067	769	68.45	69.11
November 2042	148	115,335,629.73	28.99	779,294.80	4.013	773	68.14	68.85
December 2042	32	26,620,299.69	6.69	831,884.37	3.865	769	67.17	67.70
January 2043	2	2,810,000.00	0.71	1,405,000.00	3.474	790	63.03	63.03
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

Delinquency Status of the Mortgage Loans
Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Current	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

Historical Delinquency of the Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Never Delinquent	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74
Total:	511	397,881,279.50	100.00	778,632.64	3.988	769	66.61	67.74

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Aggregate Pool)
Collateral characteristics are listed below as of the Cut-off Date
Months to Next Rate Adjustment Date of the Hybrid Mortgage Loans
Months to Next Rate Adjustment (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
47	1	821,770.84	0.98	821,770.84	3.750	701	63.76	63.76
48	2	3,180,000.00	3.80	1,590,000.00	2.990	778	63.92	70.93
49	1	1,101,151.43	1.32	1,101,151.43	3.750	741	70.00	70.00
51	1	789,019.18	0.94	789,019.18	3.750	742	57.55	57.55
52	2	1,272,401.18	1.52	636,200.59	3.560	774	65.35	65.35
53	3	1,917,812.96	2.29	639,270.99	3.579	792	67.15	67.15
54	2	1,478,078.10	1.77	739,039.05	3.747	797	67.93	67.93
55	1	749,450.16	0.90	749,450.16	3.625	778	70.00	70.00
56	1	894,185.06	1.07	894,185.06	3.375	762	75.00	75.00
57	1	780,861.56	0.93	780,861.56	2.875	809	45.37	59.82
77	1	1,010,086.69	1.21	1,010,086.69	3.375	798	68.00	68.00
102	1	1,900,000.00	2.27	1,900,000.00	4.300	771	55.07	68.11
103	2	2,360,000.00	2.82	1,180,000.00	4.265	790	72.58	80.00
104	1	1,372,651.61	1.64	1,372,651.61	4.625	767	75.00	75.00
105	1	997,000.00	1.19	997,000.00	4.050	790	71.21	71.21
106	2	1,493,213.96	1.78	746,606.98	4.340	788	63.26	66.09
107	2	999,195.05	1.19	499,597.53	4.497	766	61.51	61.51
108	2	1,631,238.04	1.95	815,619.02	4.331	752	53.03	65.29
109	1	1,665,398.05	1.99	1,665,398.05	4.375	734	69.10	69.10
110	2	1,928,949.84	2.31	964,474.92	4.466	733	68.10	68.10
111	1	563,481.96	0.67	563,481.96	4.375	779	61.67	61.67
113	18	15,328,497.56	18.32	851,583.20	3.963	758	66.18	69.15
114	16	11,527,833.48	13.78	720,489.59	3.900	767	65.72	67.71
115	13	10,455,824.73	12.49	804,294.21	3.564	765	74.00	74.00
116	21	17,467,197.46	20.87	831,771.31	3.740	761	63.88	64.90
Total:	99	83,685,298.90	100.00	845,306.05	3.840	765	66.31	68.54

The weighted average months to next rate adjustment of Hybrid mortgage loans in the aggregate pool as of the cut-off date was approximately 103 months.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Aggregate Pool)
Collateral characteristics are listed below as of the Cut-off Date
Index of the Hybrid Mortgage Loans
Index	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
One-Month LIBOR	7	9,437,000.00	11.28	1,348,142.86	3.813	783	64.39	71.23
One-Year LIBOR	92	74,248,298.90	88.72	807,046.73	3.843	762	66.56	68.20
Total:	99	83,685,298.90	100.00	845,306.05	3.840	765	66.31	68.54

Rate Adjustment Frequency of the Hybrid Mortgage Loans
Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Annually	92	74,248,298.90	88.72	807,046.73	3.843	762	66.56	68.20
Monthly	7	9,437,000.00	11.28	1,348,142.86	3.813	783	64.39	71.23
Total:	99	83,685,298.90	100.00	845,306.05	3.840	765	66.31	68.54

Margin of the Hybrid Mortgage Loans
Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
1.450	1	855,000.00	1.02	855,000.00	3.100	778	51.81	77.87
1.625	6	8,582,000.00	10.26	1,430,333.33	3.884	784	65.65	70.57
2.250	91	73,755,084.94	88.13	810,495.44	3.838	762	66.50	68.09
2.750	1	493,213.96	0.59	493,213.96	4.625	762	75.00	83.58
Total:	99	83,685,298.90	100.00	845,306.05	3.840	765	66.31	68.54

The weighted average margin of the Hybrid mortgage loans in the aggregate pool at origination was approximately 2.18%.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Aggregate Pool)
Collateral characteristics are listed below as of the Cut-off Date
Initial Fixed Rate Period of the Hybrid Mortgage Loans
Initial Fixed Rate Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
60	15	12,984,730.47	15.52	865,648.70	3.434	772	65.11	67.70
84	1	1,010,086.69	1.21	1,010,086.69	3.375	798	68.00	68.00
120	83	69,690,481.74	83.28	839,644.36	3.922	763	66.51	68.70
Total:	99	83,685,298.90	100.00	845,306.05	3.840	765	66.31	68.54

Initial Periodic Cap of the Hybrid Mortgage Loans
Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
5.000	99	83,685,298.90	100.00	845,306.05	3.840	765	66.31	68.54
Total:	99	83,685,298.90	100.00	845,306.05	3.840	765	66.31	68.54

Subsequent Periodic Cap of the Hybrid Mortgage Loans
Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
None	7	9,437,000.00	11.28	1,348,142.86	3.813	783	64.39	71.23
2.000	92	74,248,298.90	88.72	807,046.73	3.843	762	66.56	68.20
Total:	99	83,685,298.90	100.00	845,306.05	3.840	765	66.31	68.54

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Aggregate Pool)
Collateral characteristics are listed below as of the Cut-off Date
Maximum Mortgage Rate of the Hybrid Mortgage Loans
Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
7.751 to 8.000	3	3,861,290.68	4.61	1,287,096.89	2.945	788	66.00	68.92
8.001 to 8.250	2	1,789,037.96	2.14	894,518.98	3.178	765	48.54	60.99
8.251 to 8.500	20	15,582,171.07	18.62	779,108.55	3.455	778	70.25	72.21
8.501 to 8.750	28	20,793,139.53	24.85	742,612.13	3.687	763	68.98	70.36
8.751 to 9.000	17	15,617,318.34	18.66	918,665.78	3.941	749	63.88	65.51
9.001 to 9.250	14	11,354,090.37	13.57	811,006.46	4.168	765	62.31	65.76
9.251 to 9.500	11	11,630,418.67	13.90	1,057,310.79	4.366	762	65.97	68.10
9.501 to 9.750	4	3,057,832.28	3.65	764,458.07	4.625	767	67.41	68.79
Total:	99	83,685,298.90	100.00	845,306.05	3.840	765	66.31	68.54

The weighted average maximum rate of the Hybrid mortgage loans in the aggregate pool at origination was approximately 8.84%.

Minimum Mortgage Rate of the Hybrid Mortgage Loans
Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
2.001 to 2.250	91	73,755,084.94	88.13	810,495.44	3.838	762	66.50	68.09
2.501 to 2.750	2	2,818,213.96	3.37	1,409,106.98	3.243	775	69.54	71.04
2.751 to 3.000	6	7,112,000.00	8.50	1,185,333.33	4.095	785	63.09	72.17
Total:	99	83,685,298.90	100.00	845,306.05	3.840	765	66.31	68.54

The weighted average minimum rate of the Hybrid mortgage loans in the aggregate pool at origination was approximately 2.32%.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

Collateral Summary (Pool 1)
Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum
Scheduled Principal Balance:	$163,587,920.80	$34,446.34	$2,783,781.94
Number of Mortgage Loans:	219
15 Year Fixed Rate Percentage:	46.43%
10 Year Fixed Rate Percentage:	2.42%
Hybrid 5 Year Fixed:	7.94%
Hybrid 7 Year Fixed:	0.62%
Hybrid 10 Year Fixed:	42.60%
Average Scheduled Principal Balance:	$746,976.81
Weighted Average Gross Mortgage Rate:	3.932%	2.875%	5.000%
Weighted Average Seasoning:	9 Months	2 Months	23 Months
Weighted Average Original LTV Ratio:	65.43%	21.52%	80.00%
Weighted Average Original Combined LTV Ratio:	66.97%	23.27%	87.69%
Weighted Average Original Credit Score:	765	670	823
Weighted Average Original Debt-to-Income Ratio:	29.26%	8.60%	60.07%
Original Interest Only (10 Years) Loans Percentage:	12.23%
Weighted Average Original Term to Maturity:	271 Months	120 Months	360 Months
Weighted Average Remaining Term to Maturity:	262 Months	114 Months	357 Months
First Lien Percentage at Origination:	100%
Loans with Seconds at Origination:	9.73%

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 1)
Collateral characteristics are listed below as of the Cut-off Date
Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
10 Years Fixed Rate	6	3,952,834.03	2.42	658,805.67	3.268	779	65.03	66.76
15 Years Fixed Rate	114	75,949,787.87	46.43	666,226.21	4.068	765	64.48	65.26
Hybrid 5 Year Fixed	15	12,984,730.47	7.94	865,648.70	3.434	772	65.11	67.70
Hybrid 7 Year Fixed	1	1,010,086.69	0.62	1,010,086.69	3.375	798	68.00	68.00
Hybrid 10 Year Fixed	83	69,690,481.74	42.60	839,644.36	3.922	763	66.51	68.70
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 1)
Collateral characteristics are listed below as of the Cut-off Date
Principal Balances of the Mortgage Loans at Origination
Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
0.01 to 100,000.00	2	93,452.85	0.06	46,726.43	4.191	773	29.71	29.71
100,000.01 to 200,000.00	2	276,237.87	0.17	138,118.94	3.876	772	65.92	65.92
200,000.01 to 300,000.00	1	175,737.28	0.11	175,737.28	4.250	707	42.22	42.22
400,000.01 to 500,000.00	9	4,063,121.74	2.48	451,457.97	3.884	773	65.30	65.30
500,000.01 to 600,000.00	53	28,147,621.96	17.21	531,087.21	3.960	768	63.73	65.04
600,000.01 to 700,000.00	43	26,957,959.91	16.48	626,929.30	3.882	771	66.83	67.17
700,000.01 to 800,000.00	31	22,962,848.54	14.04	740,737.05	3.750	773	65.66	67.45
800,000.01 to 900,000.00	28	23,442,630.92	14.33	837,236.82	3.833	764	68.05	69.91
900,000.01 to 1,000,000.00	24	22,575,772.53	13.80	940,657.19	3.940	762	67.62	71.03
1,000,000.01 to 1,100,000.00	5	5,108,509.87	3.12	1,021,701.97	4.067	749	51.88	55.80
1,100,000.01 to 1,200,000.00	4	4,402,960.86	2.69	1,100,740.22	3.842	776	57.60	57.60
1,200,000.01 to 1,300,000.00	4	4,070,611.04	2.49	1,017,652.76	4.442	753	71.52	71.52
1,300,000.01 to 1,400,000.00	5	6,545,817.23	4.00	1,309,163.45	4.317	770	64.72	64.72
1,400,000.01 to 1,500,000.00	2	2,856,195.75	1.75	1,428,097.88	4.106	768	66.01	66.01
1,600,000.01 to 1,700,000.00	2	3,289,200.17	2.01	1,644,600.09	4.375	743	67.76	67.76
1,700,000.01 to 1,800,000.00	1	1,610,460.34	0.98	1,610,460.34	4.875	720	75.00	75.00
1,800,000.01 to 1,900,000.00	1	1,900,000.00	1.16	1,900,000.00	4.300	771	55.07	68.11
2,300,000.01 to 2,400,000.00	1	2,325,000.00	1.42	2,325,000.00	2.950	778	68.38	68.38
2,700,000.01 to 2,800,000.00	1	2,783,781.94	1.70	2,783,781.94	4.000	699	56.00	56.00
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

The average loan balance of the mortgage loans at origination was approximately $776,156.08.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 1)
Collateral characteristics are listed below as of the Cut-off Date
Scheduled Principal Balances of the Mortgage Loans as of the Cut-off-Date
Range of Current Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
0.01 to 100,000.00	2	93,452.85	0.06	46,726.43	4.191	773	29.71	29.71
100,000.01 to 200,000.00	3	451,975.15	0.28	150,658.38	4.022	747	56.71	56.71
200,000.01 to 300,000.00	1	212,016.27	0.13	212,016.27	4.625	773	70.00	70.00
300,000.01 to 400,000.00	2	664,209.85	0.41	332,104.93	3.766	809	60.64	60.64
400,000.01 to 500,000.00	17	8,129,414.06	4.97	478,200.83	4.032	764	66.63	67.42
500,000.01 to 600,000.00	53	29,274,271.82	17.90	552,344.75	3.928	768	64.94	65.98
600,000.01 to 700,000.00	36	23,400,472.36	14.30	650,013.12	3.865	769	65.46	65.86
700,000.01 to 800,000.00	34	25,643,009.84	15.68	754,206.17	3.810	776	66.13	67.73
800,000.01 to 900,000.00	26	22,162,349.04	13.55	852,398.04	3.823	760	67.98	70.37
900,000.01 to 1,000,000.00	21	20,124,412.22	12.30	958,305.34	3.933	767	66.77	70.13
1,000,000.01 to 1,100,000.00	5	5,248,855.07	3.21	1,049,771.01	3.960	750	50.37	54.18
1,100,000.01 to 1,200,000.00	5	5,647,540.83	3.45	1,129,508.17	4.112	769	66.23	66.23
1,200,000.01 to 1,300,000.00	3	3,718,614.98	2.27	1,239,538.33	4.371	748	69.22	69.22
1,300,000.01 to 1,400,000.00	4	5,425,339.87	3.32	1,356,334.97	4.372	773	65.43	65.43
1,400,000.01 to 1,500,000.00	1	1,483,544.14	0.91	1,483,544.14	3.625	768	57.69	57.69
1,600,000.01 to 1,700,000.00	3	4,899,660.51	3.00	1,633,220.17	4.539	736	70.14	70.14
1,800,000.01 to 1,900,000.00	1	1,900,000.00	1.16	1,900,000.00	4.300	771	55.07	68.11
2,300,000.01 to 2,400,000.00	1	2,325,000.00	1.42	2,325,000.00	2.950	778	68.38	68.38
2,700,000.01 to 2,800,000.00	1	2,783,781.94	1.70	2,783,781.94	4.000	699	56.00	56.00
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

The average loan balance of the mortgage loans as of the cut-off date was approximately $746,976.81.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 1)
Collateral characteristics are listed below as of the Cut-off Date
Gross Mortgage Rates of the Mortgage Loans as of the Cut-off Date
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
2.751 to 3.000	4	4,628,448.39	2.83	1,157,112.10	2.933	790	66.45	68.88
3.001 to 3.250	12	7,981,010.08	4.88	665,084.17	3.214	776	57.99	61.64
3.251 to 3.500	35	25,532,057.18	15.61	729,487.35	3.449	777	66.10	67.62
3.501 to 3.750	42	29,641,574.53	18.12	705,751.77	3.679	765	67.88	69.17
3.751 to 4.000	39	30,364,859.32	18.56	778,586.14	3.942	760	63.98	65.16
4.001 to 4.250	38	26,088,358.27	15.95	686,535.74	4.176	762	62.66	64.52
4.251 to 4.500	31	24,918,438.33	15.23	803,820.59	4.399	761	66.20	67.19
4.501 to 4.750	12	9,163,316.22	5.60	763,609.69	4.673	766	70.30	70.76
4.751 to 5.000	6	5,269,858.48	3.22	878,309.75	4.896	743	68.87	72.91
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

The weighted average gross mortgage rate of the mortgage loans as of the cut-off date was approximately 3.93%.

Seasoning of the Mortgage Loans
Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
1 to 2	4	2,570,178.46	1.57	642,544.62	3.699	774	47.29	50.57
3 to 4	51	37,006,210.63	22.62	725,611.97	3.548	769	62.03	63.07
5 to 6	45	33,575,848.10	20.52	746,129.96	3.770	769	68.56	69.45
7 to 8	31	25,034,503.47	15.30	807,564.63	3.890	762	64.81	66.63
9 to 10	14	9,614,869.38	5.88	686,776.38	4.121	766	64.04	64.91
11 to 12	17	15,071,064.61	9.21	886,533.21	3.896	763	66.02	68.97
13 to 14	16	10,525,707.40	6.43	657,856.71	4.195	753	63.68	64.98
15 to 16	7	5,326,478.03	3.26	760,925.43	4.390	766	73.72	73.72
17 to 18	9	10,308,279.32	6.30	1,145,364.37	4.526	762	68.65	72.75
19 to 20	4	3,628,429.54	2.22	907,107.39	4.864	744	65.06	70.94
21 to 22	9	5,331,421.01	3.26	592,380.11	4.548	770	71.65	71.65
23 to 24	12	5,594,930.85	3.42	466,244.24	4.294	769	64.88	64.88
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

The weighted average seasoning of the mortgage loans as of the cut-off date was approximately 9 months.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 1)
Collateral characteristics are listed below as of the Cut-off Date
Loan-to-Value Ratio of the Mortgage Loans at Origination
Range of Original Loan-to- Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
20.01 to 25.00	2	852,032.70	0.52	426,016.35	4.026	769	21.64	46.68
25.01 to 30.00	1	555,394.72	0.34	555,394.72	3.875	773	28.26	28.26
30.01 to 35.00	6	4,668,321.85	2.85	778,053.64	3.883	768	32.90	34.71
35.01 to 40.00	7	5,941,814.24	3.63	848,830.61	4.037	777	37.84	41.21
40.01 to 45.00	7	2,869,378.29	1.75	409,911.18	4.108	758	43.32	46.25
45.01 to 50.00	8	5,824,740.72	3.56	728,092.59	3.779	766	48.14	51.69
50.01 to 55.00	17	11,919,886.48	7.29	701,169.79	3.882	776	52.90	56.56
55.01 to 60.00	24	20,487,572.12	12.52	853,648.84	3.912	755	57.54	60.56
60.01 to 65.00	18	13,192,470.80	8.06	732,915.04	3.837	768	63.16	65.87
65.01 to 70.00	35	29,052,086.02	17.76	830,059.60	3.864	765	68.71	69.67
70.01 to 75.00	37	26,551,645.66	16.23	717,612.04	4.052	760	73.32	73.48
75.01 to 80.00	57	41,672,577.20	25.47	731,097.85	3.955	768	79.22	79.22
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

The weighted average loan-to-value ratio of the mortgage loans at origination was approximately 65.43%.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 1))
Collateral characteristics are listed below as of the Cut-off Date
Combined Loan-to-Value Ratio of the Mortgage Loans at Origination
Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
20.01 to 25.00	1	59,006.51	0.04	59,006.51	4.375	756	23.27	23.27
25.01 to 30.00	1	555,394.72	0.34	555,394.72	3.875	773	28.26	28.26
30.01 to 35.00	5	3,959,382.66	2.42	791,876.53	3.951	767	32.70	32.70
35.01 to 40.00	6	4,841,814.24	2.96	806,969.04	3.989	785	37.35	37.35
40.01 to 45.00	6	2,339,963.65	1.43	389,993.94	4.160	752	43.16	43.16
45.01 to 50.00	8	5,687,743.56	3.48	710,967.95	3.828	775	42.83	48.06
50.01 to 55.00	15	10,160,269.78	6.21	677,351.32	3.849	783	53.08	53.08
55.01 to 60.00	23	18,701,947.01	11.43	813,128.13	3.882	758	55.90	58.02
60.01 to 65.00	16	12,188,297.06	7.45	761,768.57	3.856	760	62.30	63.43
65.01 to 70.00	36	30,552,432.50	18.68	848,678.68	3.909	765	67.60	68.67
70.01 to 75.00	38	27,273,481.75	16.67	717,723.20	4.012	760	72.71	73.30
75.01 to 80.00	60	44,432,193.90	27.16	740,536.57	3.964	768	77.76	79.13
80.01 to 85.00	2	1,023,140.31	0.63	511,570.16	4.107	778	70.62	83.96
85.01 to 90.00	2	1,812,853.15	1.11	906,426.58	3.564	726	61.94	87.11
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

The weighted average combined loan-to-value ratio of the mortgage loans at origination was approximately 66.97%. The original combined loan-to value was calculated using the full lien amount (drawn and undrawn) for the second mortgage. Using only the drawn amount of the second mortgage at the time of origination, the weighted average original combined loan-to-value ratio would have been approximately 66.95%.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 1)
Collateral characteristics are listed below as of the Cut-off Date
Credit Scores of the Mortgage Loans at Origination
Range of Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
661 to 670	1	539,864.78	0.33	539,864.78	4.250	670	72.15	72.15
671 to 680	3	2,121,116.28	1.30	707,038.76	3.844	675	65.24	69.68
681 to 690	3	2,358,373.53	1.44	786,124.51	4.048	686	61.21	73.38
691 to 700	5	6,027,997.43	3.68	1,205,599.49	3.967	698	62.35	62.35
701 to 710	7	4,717,326.27	2.88	673,903.75	4.112	704	65.47	69.98
711 to 720	8	6,525,885.37	3.99	815,735.67	4.358	717	68.22	68.22
721 to 730	6	5,014,344.73	3.07	835,724.12	4.224	725	67.70	67.70
731 to 740	10	8,426,566.13	5.15	842,656.61	4.185	735	65.31	68.50
741 to 750	11	7,071,521.28	4.32	642,865.57	3.994	745	72.05	72.05
751 to 760	12	8,571,167.67	5.24	714,263.97	4.048	755	63.81	63.81
761 to 770	24	18,931,099.98	11.57	788,795.83	3.983	765	68.55	69.99
771 to 780	38	29,964,752.40	18.32	788,546.12	3.725	775	63.10	66.11
781 to 790	35	24,698,988.37	15.10	705,685.38	3.892	786	64.57	65.62
791 to 800	33	23,382,270.49	14.29	708,553.65	3.839	796	67.50	68.00
801 to 810	20	13,108,416.04	8.01	655,420.80	3.837	805	64.06	64.92
811 to 820	2	1,432,560.73	0.88	716,280.37	4.424	815	34.99	34.99
821 to 830	1	695,669.32	0.43	695,669.32	3.625	823	78.65	78.65
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

The weighted average credit score of the mortgage loans at origination was approximately 765.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 1)
Collateral characteristics are listed below as of the Cut-off Date
Documentation Type of the Mortgage loans
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Two Years Income with Assets	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

Monthly Income of the Mortgage Borrower at Origination
Range of Monthly Income ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
5,000.01 to 10,000.00	3	232,202.46	0.14	77,400.82	4.151	758	55.95	55.95
10,000.01 to 20,000.00	46	29,214,714.61	17.86	635,102.49	3.827	768	66.25	67.08
20,000.01 to 30,000.00	71	52,418,439.46	32.04	738,287.88	3.904	770	67.95	69.70
30,000.01 to 40,000.00	39	28,969,687.98	17.71	742,812.51	3.966	764	62.92	64.94
40,000.01 to 50,000.00	17	11,852,787.06	7.25	697,222.77	4.058	769	69.89	69.89
50,000.01 to 60,000.00	16	13,001,308.17	7.95	812,581.76	3.753	761	61.77	64.20
60,000.01 to 70,000.00	8	8,764,009.80	5.36	1,095,501.23	4.027	761	62.46	65.29
70,000.01 to 80,000.00	5	5,649,964.18	3.45	1,129,992.84	4.053	785	63.77	63.77
80,000.01 to 90,000.00	4	3,258,223.92	1.99	814,555.98	4.542	729	67.58	67.58
90,000.01 to 100,000.00	2	1,942,294.75	1.19	971,147.38	4.283	756	79.22	79.22
100,000.01 to 200,000.00	6	6,630,416.61	4.05	1,105,069.44	4.009	743	50.19	53.41
500,000.01 to 600,000.00	1	760,195.16	0.46	760,195.16	3.500	797	70.00	70.00
1,000,000.01 to 1,100,000.00	1	893,676.64	0.55	893,676.64	3.875	732	80.00	80.00
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

The weighted average monthly income of the mortgage borrower at origination was approximately $47,080.56.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 1)
Collateral characteristics are listed below as of the Cut-off Date
Debt-to-Income Ratio of the Mortgage Loans at Origination
Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
5.01 to 10.00	3	2,111,374.87	1.29	703,791.62	3.580	795	69.35	69.35
10.01 to 15.00	10	6,520,893.15	3.99	652,089.32	3.746	767	55.46	58.74
15.01 to 20.00	29	19,310,561.40	11.80	665,881.43	4.005	773	66.63	67.11
20.01 to 25.00	37	27,935,920.00	17.08	755,024.86	3.908	768	66.27	67.49
25.01 to 30.00	50	34,322,636.32	20.98	686,452.73	3.954	768	67.24	69.85
30.01 to 35.00	35	29,424,103.09	17.99	840,688.66	3.902	757	61.67	63.25
35.01 to 40.00	24	19,201,908.05	11.74	800,079.50	3.832	775	68.12	69.28
40.01 to 45.00	27	21,922,041.87	13.40	811,927.48	4.103	749	64.99	66.33
45.01 to 50.00	2	1,179,127.82	0.72	589,563.91	3.711	761	71.25	71.25
55.01 to 60.00	1	669,772.07	0.41	669,772.07	3.625	735	75.00	75.00
60.01 to 65.00	1	989,582.16	0.60	989,582.16	3.875	802	68.96	68.96
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

The weighted average debt-to-income ratio of the mortgage loans at origination was approximately 29.26%.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 1)
Collateral characteristics are listed below as of the Cut-off Date
Verified Assets of the Mortgage Borrower at Origination
Range of Assets Verified ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
20,000.01 to 50,000.00	6	3,784,209.30	2.31	630,701.55	3.928	755	72.15	72.58
50,000.01 to 100,000.00	21	12,576,861.86	7.69	598,898.18	3.953	749	67.16	67.49
100,000.01 to 150,000.00	32	21,961,208.84	13.42	686,287.78	3.784	766	63.37	66.02
150,000.01 to 200,000.00	23	16,954,400.60	10.36	737,147.85	3.907	761	65.79	67.34
200,000.01 to 250,000.00	19	13,112,640.12	8.02	690,138.95	3.775	770	71.78	73.07
250,000.01 to 300,000.00	12	7,999,307.64	4.89	666,608.97	4.023	768	73.29	73.29
300,000.01 to 350,000.00	15	10,748,020.18	6.57	716,534.68	3.754	769	65.58	67.02
350,000.01 to 400,000.00	14	10,628,505.17	6.50	759,178.94	4.064	761	72.58	75.28
400,000.01 to 450,000.00	10	7,063,760.32	4.32	706,376.03	3.948	766	59.61	59.61
450,000.01 to 500,000.00	5	3,830,122.23	2.34	766,024.45	4.077	771	58.48	58.48
500,000.01 to 550,000.00	4	2,780,672.15	1.70	695,168.04	3.814	750	59.09	59.09
550,000.01 to 600,000.00	2	1,436,900.60	0.88	718,450.30	4.005	753	59.20	59.20
600,000.01 to 650,000.00	4	2,826,627.45	1.73	706,656.86	4.028	766	54.18	57.52
650,000.01 to 700,000.00	6	5,156,537.74	3.15	859,422.96	4.051	769	64.18	68.05
700,000.01 to 750,000.00	2	2,164,524.68	1.32	1,082,262.34	4.555	754	73.48	73.48
750,000.01 to 800,000.00	2	1,120,863.87	0.69	560,431.94	4.623	762	76.71	76.71
800,000.01 to 900,000.00	7	6,153,287.11	3.76	879,041.02	3.979	788	58.55	58.55
900,000.01 to 1,000,000.00	5	5,250,054.33	3.21	1,050,010.87	4.210	772	66.42	66.42
1,000,000.01 to 3,000,000.00	25	22,258,838.05	13.61	890,353.52	3.928	774	62.76	65.18
3,000,000.01 to 5,000,000.00	3	2,276,354.57	1.39	758,784.86	4.036	794	67.00	74.69
7,000,000.01 to 9,000,000.00	1	2,783,781.94	1.70	2,783,781.94	4.000	699	56.00	56.00
9,000,000.01 to 11,000,000.00	1	720,442.05	0.44	720,442.05	3.500	807	52.14	52.14
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

The weighted average verified assets of the mortgage borrowers at origination was approximately $729,252.51.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 1)
Collateral characteristics are listed below as of the Cut-off Date
Self-Employment Status of the Mortgage Borrower at Origination
Self-Employed Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Not Self-Employed	148	105,195,905.31	64.31	710,783.14	3.878	770	65.96	68.02
Self-Employed	71	58,392,015.49	35.69	822,422.75	4.029	758	64.47	65.10
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 1)
Collateral characteristics are listed below as of the Cut-off Date
Interest Only Term of the Mortgage Loans at Origination
Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
None	199	143,587,115.20	87.77	721,543.29	3.935	764	66.47	67.55
120	20	20,000,805.60	12.23	1,000,040.28	3.908	772	57.96	62.86
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

Occupancy Type of the Mortgage Loans
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Investment Property	2	1,384,545.50	0.85	692,272.75	4.204	784	55.76	55.76
Owner-Occupied	202	151,328,707.55	92.51	749,152.02	3.939	764	66.07	67.73
Second Home	15	10,874,667.75	6.65	724,977.85	3.797	782	57.73	57.88
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Cash-Out Refinance	10	8,891,845.59	5.44	889,184.56	4.291	747	64.07	64.07
Purchase	61	49,741,664.17	30.41	815,437.12	3.902	766	70.44	71.70
Rate Term Refinance	148	104,954,411.04	64.16	709,151.43	3.915	767	63.17	64.98
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 1)
Collateral characteristics are listed below as of the Cut-off Date
Property Types of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Single Family	135	102,453,341.75	62.63	758,913.64	3.893	764	64.62	66.29
Planned Unit Development	74	52,501,704.05	32.09	709,482.49	3.987	765	67.24	68.26
Condominium	8	6,272,875.00	3.83	784,109.38	3.975	775	61.77	65.98
Two-to-Four Family	1	1,360,000.00	0.83	1,360,000.00	4.350	791	80.00	80.00
Cooperative Unit	1	1,000,000.00	0.61	1,000,000.00	4.200	801	57.47	57.47
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 1)
Collateral characteristics are listed below as of the Cut-off Date
Geographic Concentration of the Mortgage Loans (States)
State	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Texas	62	46,286,203.22	28.29	746,551.66	4.107	758	67.12	67.77
California	43	39,847,316.97	24.36	926,681.79	3.823	765	59.60	62.43
Florida	30	21,242,966.84	12.99	708,098.89	3.823	764	66.99	67.87
Colorado	8	5,999,623.84	3.67	749,952.98	4.088	776	73.16	73.16
Illinois	7	4,452,472.74	2.72	636,067.53	3.964	764	73.06	73.06
Washington	6	4,310,730.79	2.64	718,455.13	3.779	782	72.37	72.37
Massachusetts	5	3,907,247.26	2.39	781,449.45	3.492	784	63.54	65.70
Virginia	4	3,150,733.61	1.93	787,683.40	3.758	748	67.47	76.58
Maryland	5	2,977,292.79	1.82	595,458.56	3.770	791	63.65	66.82
New York	4	2,950,244.55	1.80	737,561.14	4.327	792	71.23	71.23
New Jersey	3	2,355,598.09	1.44	785,199.36	4.511	767	64.58	64.58
North Carolina	3	2,127,619.67	1.30	709,206.56	3.769	786	70.87	70.87
Indiana	3	1,934,284.78	1.18	644,761.59	4.088	760	76.57	76.57
Nevada	3	1,910,356.87	1.17	636,785.62	3.354	768	63.35	63.35
Oregon	3	1,696,797.18	1.04	565,599.06	3.745	759	68.15	74.69
Georgia	3	1,528,627.78	0.93	509,542.59	4.099	780	56.86	58.26
Louisiana	2	1,456,332.40	0.89	728,166.20	3.776	754	65.54	65.54
Arizona	2	1,447,275.89	0.88	723,637.95	3.163	787	59.01	66.81
Oklahoma	2	1,366,173.39	0.84	683,086.70	4.262	785	77.28	77.28
Tennessee	2	1,251,213.47	0.76	625,606.74	3.851	779	62.65	62.65
Connecticut	1	1,100,000.00	0.67	1,100,000.00	4.250	738	40.00	58.18
New Mexico	2	1,041,418.69	0.64	520,709.35	3.565	786	52.30	52.30
Minnesota	2	1,014,579.13	0.62	507,289.57	3.912	782	48.51	48.51
Missouri	1	950,642.71	0.58	950,642.71	4.250	789	80.00	80.00
Hawaii	1	876,373.71	0.54	876,373.71	4.250	787	60.00	60.00
Mississippi	1	821,770.84	0.50	821,770.84	3.750	701	63.76	63.76
South Carolina	1	748,813.52	0.46	748,813.52	4.250	763	75.00	75.00
Idaho	1	683,194.98	0.42	683,194.98	3.625	675	77.41	77.41
Pennsylvania	1	601,642.21	0.37	601,642.21	4.125	745	70.00	70.00
Iowa	1	558,239.99	0.34	558,239.99	3.750	785	79.19	79.19
Alabama	1	551,174.46	0.34	551,174.46	4.500	744	68.67	68.67
Arkansas	1	510,692.17	0.31	510,692.17	4.375	745	80.00	80.00
Michigan	1	501,837.43	0.31	501,837.43	3.250	777	50.48	50.48
Ohio	1	496,985.86	0.30	496,985.86	3.375	791	59.64	59.64
Kentucky	1	446,804.38	0.27	446,804.38	4.125	808	80.00	80.00
Rhode Island	1	345,888.98	0.21	345,888.98	4.125	810	55.72	55.72
South Dakota	1	138,749.61	0.08	138,749.61	4.125	748	73.62	73.62
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 1)
Collateral characteristics are listed below as of the Cut-off Date
Geographic Concentration of the Mortgage Loans (Top 10 Cities)
City	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Dallas, TX	12	8,718,769.77	5.33	726,564.15	3.990	761	72.85	72.85
Houston, TX	9	7,113,424.76	4.35	790,380.53	4.265	763	65.29	65.29
San Francisco, CA	5	5,077,963.15	3.10	1,015,592.63	3.951	771	60.87	73.90
Austin, TX	7	4,895,269.64	2.99	699,324.23	3.885	770	67.70	67.70
Bellaire, TX	7	4,856,547.76	2.97	693,792.54	4.109	747	70.91	70.91
Fort Worth, TX	3	4,432,385.02	2.71	1,477,461.67	3.924	729	51.85	51.85
Los Angeles, CA	3	3,416,399.25	2.09	1,138,799.75	4.375	739	72.28	72.28
La Jolla, CA	2	2,545,507.17	1.56	1,272,753.59	4.072	747	68.88	75.53
Geyserville, CA	1	2,325,000.00	1.42	2,325,000.00	2.950	778	68.38	68.38
Boca Raton, FL	3	2,256,550.35	1.38	752,183.45	3.696	784	66.83	66.83
Other	167	117,950,103.93	72.10	706,288.05	3.910	768	64.92	66.36
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

Original Term to Maturity of the Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
120	6	3,952,834.03	2.42	658,805.67	3.268	779	65.03	66.76
180	114	75,949,787.87	46.43	666,226.21	4.068	765	64.48	65.26
360	99	83,685,298.90	51.16	845,306.05	3.840	765	66.31	68.54
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

The weighted average original term to maturity of the mortgage loans at origination was approximately 271 months.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 1)
Collateral characteristics are listed below as of the Cut-off Date
Remaining Term to Maturity of the Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
111 to 115	4	2,610,325.18	1.60	652,581.30	3.388	771	70.71	73.33
116 to 120	2	1,342,508.85	0.82	671,254.43	3.036	795	53.99	53.99
156 to 160	23	12,775,088.24	7.81	555,438.62	4.493	766	66.27	67.94
161 to 165	13	10,784,798.90	6.59	829,599.92	4.630	749	72.78	72.78
166 to 170	23	15,471,804.32	9.46	672,687.14	4.130	760	66.40	67.15
171 to 175	25	17,826,460.25	10.90	713,058.41	4.017	768	62.41	62.88
176 to 180	30	19,091,636.16	11.67	636,387.87	3.464	775	58.99	59.92
341 to 345	5	6,629,651.61	4.05	1,325,930.32	4.317	780	67.86	74.24
346 to 350	13	12,820,917.21	7.84	986,224.40	3.951	754	64.08	67.71
351 to 355	58	45,092,486.00	27.56	777,456.66	3.802	766	67.85	69.37
356 to 360	23	19,142,244.08	11.70	832,271.48	3.688	763	63.65	65.16
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

The weighted average remaining term to maturity of the mortgage loans as of the cut-off date was approximately 262 months.

Prepayment Penalty Term of the Mortgage Loans at Origination
Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
None	212	154,150,920.80	94.23	727,126.98	3.939	764	65.50	66.71
48	2	3,180,000.00	1.94	1,590,000.00	2.990	778	63.92	70.93
60	5	6,257,000.00	3.82	1,251,400.00	4.231	786	64.63	71.39
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 1)
Collateral characteristics are listed below as of the Cut-off Date
Originators of the Mortgage Loans
Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
EverBank	168	121,137,082.57	74.05	721,054.06	3.967	763	66.29	67.47
Prime Lending	18	11,944,696.34	7.30	663,594.24	3.621	774	62.34	63.29
First Republic Bank	7	9,437,000.00	5.77	1,348,142.86	3.813	783	64.39	71.23
PHH	5	4,003,084.70	2.45	800,616.94	4.473	761	62.68	67.67
Flagstar Bank, F.S.B.	3	3,150,875.28	1.93	1,050,291.76	4.187	756	62.69	62.69
Fremont Bank	1	720,442.05	0.44	720,442.05	3.500	807	52.14	52.14
Other	17	13,194,739.86	8.07	776,161.17	3.771	768	63.35	64.31
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

Channel of the Mortgage Loans
Channel	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Retail	128	91,783,007.83	56.11	717,054.75	3.782	770	64.61	66.69
Broker	80	64,283,024.82	39.30	803,537.81	4.160	759	66.50	67.14
Correspondent	11	7,521,888.15	4.60	683,808.01	3.814	767	66.28	69.11
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

Servicers of the Mortgage Loans
Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
EverBank	168	121,137,082.57	74.05	721,054.06	3.967	763	66.29	67.47
Cenlar, F.S.B.	39	29,010,753.53	17.73	743,865.48	3.747	770	62.59	63.41
First Republic Bank	7	9,437,000.00	5.77	1,348,142.86	3.813	783	64.39	71.23
PHH	5	4,003,084.70	2.45	800,616.94	4.473	761	62.68	67.67
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 1)
Collateral characteristics are listed below as of the Cut-off Date
Lien Position of the Mortgage Loans at Origination
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
First Lien	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

Loans with Seconds at Origination
Loans with Seconds at Origination	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
None	199	147,666,952.37	90.27	742,044.99	3.937	766	66.72	66.72
Has Second Lien at Origination	20	15,920,968.43	9.73	796,048.42	3.887	758	53.45	69.30
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

Mortgage Insurance Status of the Mortgage Loans at Origination
Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
No Mortgage Insurance	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 1)
Collateral characteristics are listed below as of the Cut-off Date
Origination Date of the Mortgage Loans
Origination Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
January 2011	12	5,594,930.85	3.42	466,244.24	4.294	769	64.88	64.88
February 2011	2	1,322,665.04	0.81	661,332.52	4.635	789	76.73	76.73
March 2011	7	4,008,755.97	2.45	572,679.42	4.519	764	69.98	69.98
April 2011	2	1,848,736.38	1.13	924,368.19	4.936	747	54.96	66.49
May 2011	2	1,779,693.16	1.09	889,846.58	4.789	742	75.56	75.56
June 2011	4	4,669,992.48	2.85	1,167,498.12	4.485	768	62.24	67.55
July 2011	5	5,638,286.84	3.45	1,127,657.37	4.559	756	73.96	77.06
August 2011	5	3,772,825.14	2.31	754,565.03	4.519	754	74.02	74.02
September 2011	2	1,553,652.89	0.95	776,826.45	4.077	794	72.99	72.99
October 2011	4	2,817,976.67	1.72	704,494.17	4.180	792	69.07	70.57
November 2011	12	7,707,730.73	4.71	642,310.89	4.201	739	61.72	62.94
December 2011	12	10,425,144.08	6.37	868,762.01	3.791	773	63.83	68.09
January 2012	5	4,645,920.53	2.84	929,184.11	4.132	741	70.92	70.92
February 2012	3	2,695,949.52	1.65	898,649.84	4.334	745	68.11	68.11
March 2012	12	7,639,988.79	4.67	636,665.73	4.035	767	62.71	63.81
April 2012	5	3,973,875.20	2.43	794,775.04	3.861	768	58.46	58.46
May 2012	25	20,339,559.34	12.43	813,582.37	3.892	764	66.03	68.28
June 2012	27	18,369,686.17	11.23	680,358.75	3.808	772	67.31	68.93
July 2012	20	16,503,089.06	10.09	825,154.45	3.727	768	70.85	70.85
August 2012	35	26,573,483.16	16.24	759,242.38	3.590	765	63.14	64.16
September 2012	12	7,378,693.62	4.51	614,891.14	3.400	776	55.70	57.23
October 2012	6	4,327,285.18	2.65	721,214.20	3.568	779	51.87	53.82
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 1)
Collateral characteristics are listed below as of the Cut-off Date
Maturity Date of the Mortgage Loans
Maturity Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
July 2022	4	2,610,325.18	1.60	652,581.30	3.388	771	70.71	73.33
September 2022	2	1,342,508.85	0.82	671,254.43	3.036	795	53.99	53.99
February 2026	12	5,594,930.85	3.42	466,244.24	4.294	769	64.88	64.88
March 2026	2	1,322,665.04	0.81	661,332.52	4.635	789	76.73	76.73
April 2026	7	4,008,755.97	2.45	572,679.42	4.519	764	69.98	69.98
May 2026	2	1,848,736.38	1.13	924,368.19	4.936	747	54.96	66.49
June 2026	2	1,779,693.16	1.09	889,846.58	4.789	742	75.56	75.56
July 2026	3	2,769,992.48	1.69	923,330.83	4.612	766	67.16	67.16
August 2026	3	3,278,286.84	2.00	1,092,762.28	4.771	732	74.95	74.95
September 2026	4	2,400,173.53	1.47	600,043.38	4.458	747	73.46	73.46
October 2026	1	556,652.89	0.34	556,652.89	4.125	800	76.17	76.17
November 2026	2	1,324,762.71	0.81	662,381.36	4.000	796	75.61	75.61
December 2026	9	5,886,764.84	3.60	654,084.98	4.213	739	61.47	63.06
January 2027	8	5,613,906.04	3.43	701,738.26	4.087	776	66.92	67.30
February 2027	3	1,879,371.05	1.15	626,457.02	4.140	747	73.08	73.08
March 2027	1	766,999.68	0.47	766,999.68	4.000	773	68.14	68.14
April 2027	9	5,566,418.72	3.40	618,490.97	4.045	779	63.22	64.73
May 2027	4	3,422,542.95	2.09	855,635.74	4.003	750	57.32	57.32
June 2027	3	2,083,162.13	1.27	694,387.38	3.906	764	63.00	63.00
July 2027	6	3,497,054.21	2.14	582,842.37	3.910	773	72.40	72.40
August 2027	3	3,257,282.24	1.99	1,085,760.75	4.167	767	55.23	55.23
September 2027	12	7,406,323.76	4.53	617,193.65	3.402	772	63.86	65.13
October 2027	14	9,115,133.94	5.57	651,081.00	3.449	777	58.33	58.33
November 2027	4	2,570,178.46	1.57	642,544.62	3.699	774	47.29	50.57
July 2041	1	1,900,000.00	1.16	1,900,000.00	4.300	771	55.07	68.11
August 2041	2	2,360,000.00	1.44	1,180,000.00	4.265	790	72.58	80.00
September 2041	1	1,372,651.61	0.84	1,372,651.61	4.625	767	75.00	75.00
October 2041	1	997,000.00	0.61	997,000.00	4.050	790	71.21	71.21
November 2041	2	1,493,213.96	0.91	746,606.98	4.340	788	63.26	66.09
December 2041	3	1,820,965.89	1.11	606,988.63	4.160	737	62.53	62.53
January 2042	4	4,811,238.04	2.94	1,202,809.51	3.445	769	60.23	69.02
February 2042	2	2,766,549.48	1.69	1,383,274.74	4.126	737	69.46	69.46
March 2042	2	1,928,949.84	1.18	964,474.92	4.466	733	68.10	68.10
April 2042	2	1,352,501.14	0.83	676,250.57	4.010	757	59.27	59.27
May 2042	2	1,272,401.18	0.78	636,200.59	3.560	774	65.35	65.35
June 2042	22	18,256,397.21	11.16	829,836.24	3.890	764	66.38	68.88
July 2042	18	13,005,911.58	7.95	722,550.64	3.883	771	65.97	67.74
August 2042	14	11,205,274.89	6.85	800,376.78	3.568	766	73.73	73.73
September 2042	22	18,361,382.52	11.22	834,608.30	3.723	761	64.43	65.39
October 2042	1	780,861.56	0.48	780,861.56	2.875	809	45.37	59.82
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 1)
Collateral characteristics are listed below as of the Cut-off Date
Delinquency Status of the Mortgage Loans
Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Current	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

Historical Delinquency of the Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Never Delinquent	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97
Total:	219	163,587,920.80	100.00	746,976.81	3.932	765	65.43	66.97

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 1)
Collateral characteristics are listed below as of the Cut-off Date
Months to Next Rate Adjustment Date of the Hybrid Mortgage Loans
Months to Next Rate Adjustment (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
47	1	821,770.84	0.98	821,770.84	3.750	701	63.76	63.76
48	2	3,180,000.00	3.80	1,590,000.00	2.990	778	63.92	70.93
49	1	1,101,151.43	1.32	1,101,151.43	3.750	741	70.00	70.00
51	1	789,019.18	0.94	789,019.18	3.750	742	57.55	57.55
52	2	1,272,401.18	1.52	636,200.59	3.560	774	65.35	65.35
53	3	1,917,812.96	2.29	639,270.99	3.579	792	67.15	67.15
54	2	1,478,078.10	1.77	739,039.05	3.747	797	67.93	67.93
55	1	749,450.16	0.90	749,450.16	3.625	778	70.00	70.00
56	1	894,185.06	1.07	894,185.06	3.375	762	75.00	75.00
57	1	780,861.56	0.93	780,861.56	2.875	809	45.37	59.82
77	1	1,010,086.69	1.21	1,010,086.69	3.375	798	68.00	68.00
102	1	1,900,000.00	2.27	1,900,000.00	4.300	771	55.07	68.11
103	2	2,360,000.00	2.82	1,180,000.00	4.265	790	72.58	80.00
104	1	1,372,651.61	1.64	1,372,651.61	4.625	767	75.00	75.00
105	1	997,000.00	1.19	997,000.00	4.050	790	71.21	71.21
106	2	1,493,213.96	1.78	746,606.98	4.340	788	63.26	66.09
107	2	999,195.05	1.19	499,597.53	4.497	766	61.51	61.51
108	2	1,631,238.04	1.95	815,619.02	4.331	752	53.03	65.29
109	1	1,665,398.05	1.99	1,665,398.05	4.375	734	69.10	69.10
110	2	1,928,949.84	2.31	964,474.92	4.466	733	68.10	68.10
111	1	563,481.96	0.67	563,481.96	4.375	779	61.67	61.67
113	18	15,328,497.56	18.32	851,583.20	3.963	758	66.18	69.15
114	16	11,527,833.48	13.78	720,489.59	3.900	767	65.72	67.71
115	13	10,455,824.73	12.49	804,294.21	3.564	765	74.00	74.00
116	21	17,467,197.46	20.87	831,771.31	3.740	761	63.88	64.90
Total:	99	83,685,298.90	100.00	845,306.05	3.840	765	66.31	68.54

The weighted average months to next rate adjustment of Hybrid mortgage loans in Pool 1 as of the cut-off date was approximately 103 months.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 1)
Collateral characteristics are listed below as of the Cut-off Date
Index of the Hybrid Mortgage Loans
Index	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
One-Month LIBOR	7	9,437,000.00	11.28	1,348,142.86	3.813	783	64.39	71.23
One-Year LIBOR	92	74,248,298.90	88.72	807,046.73	3.843	762	66.56	68.20
Total:	99	83,685,298.90	100.00	845,306.05	3.840	765	66.31	68.54

Rate Adjustment Frequency of the Hybrid Mortgage Loans
Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Annually	92	74,248,298.90	88.72	807,046.73	3.843	762	66.56	68.20
Monthly	7	9,437,000.00	11.28	1,348,142.86	3.813	783	64.39	71.23
Total:	99	83,685,298.90	100.00	845,306.05	3.840	765	66.31	68.54

Margin of the Hybrid Mortgage Loans
Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
1.450	1	855,000.00	1.02	855,000.00	3.100	778	51.81	77.87
1.625	6	8,582,000.00	10.26	1,430,333.33	3.884	784	65.65	70.57
2.250	91	73,755,084.94	88.13	810,495.44	3.838	762	66.50	68.09
2.750	1	493,213.96	0.59	493,213.96	4.625	762	75.00	83.58
Total:	99	83,685,298.90	100.00	845,306.05	3.840	765	66.31	68.54

The weighted average margin of the Hybrid mortgage loans in Pool 1 at origination was approximately 2.18%.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 1)
Collateral characteristics are listed below as of the Cut-off Date
Initial Fixed Rate Period of the Hybrid Mortgage Loans
Initial Fixed Rate Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
60	15	12,984,730.47	15.52	865,648.70	3.434	772	65.11	67.70
84	1	1,010,086.69	1.21	1,010,086.69	3.375	798	68.00	68.00
120	83	69,690,481.74	83.28	839,644.36	3.922	763	66.51	68.70
Total:	99	83,685,298.90	100.00	845,306.05	3.840	765	66.31	68.54

Initial Periodic Cap of the Hybrid Mortgage Loans
Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
5.000	99	83,685,298.90	100.00	845,306.05	3.840	765	66.31	68.54
Total:	99	83,685,298.90	100.00	845,306.05	3.840	765	66.31	68.54

Subsequent Periodic Cap of the Hybrid Mortgage Loans
Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
None	7	9,437,000.00	11.28	1,348,142.86	3.813	783	64.39	71.23
2.000	92	74,248,298.90	88.72	807,046.73	3.843	762	66.56	68.20
Total:	99	83,685,298.90	100.00	845,306.05	3.840	765	66.31	68.54

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 1)
Collateral characteristics are listed below as of the Cut-off Date
Maximum Mortgage Rate of the Hybrid Mortgage Loans
Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
7.751 to 8.000	3	3,861,290.68	4.61	1,287,096.89	2.945	788	66.00	68.92
8.001 to 8.250	2	1,789,037.96	2.14	894,518.98	3.178	765	48.54	60.99
8.251 to 8.500	20	15,582,171.07	18.62	779,108.55	3.455	778	70.25	72.21
8.501 to 8.750	28	20,793,139.53	24.85	742,612.13	3.687	763	68.98	70.36
8.751 to 9.000	17	15,617,318.34	18.66	918,665.78	3.941	749	63.88	65.51
9.001 to 9.250	14	11,354,090.37	13.57	811,006.46	4.168	765	62.31	65.76
9.251 to 9.500	11	11,630,418.67	13.90	1,057,310.79	4.366	762	65.97	68.10
9.501 to 9.750	4	3,057,832.28	3.65	764,458.07	4.625	767	67.41	68.79
Total:	99	83,685,298.90	100.00	845,306.05	3.840	765	66.31	68.54

The weighted average maximum rate of the Hybrid mortgage loans in Pool 1 at origination was approximately 8.84%.

Minimum Mortgage Rate of the Hybrid Mortgage Loans
Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
2.001 to 2.250	91	73,755,084.94	88.13	810,495.44	3.838	762	66.50	68.09
2.501 to 2.750	2	2,818,213.96	3.37	1,409,106.98	3.243	775	69.54	71.04
2.751 to 3.000	6	7,112,000.00	8.50	1,185,333.33	4.095	785	63.09	72.17
Total:	99	83,685,298.90	100.00	845,306.05	3.840	765	66.31	68.54

The weighted average minimum rate of the Hybrid mortgage loans in Pool 1 at origination was approximately 2.32%.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

Collateral Summary (Pool 2)
Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum
Scheduled Principal Balance:	$234,293,358.70	$449,995.88	$2,986,402.21
Number of Mortgage Loans:	292
30 Year Fixed Rate Percentage:	99.67%
20 Year Fixed Rate Percentage:	0.33%
Average Scheduled Principal Balance:	$802,374.52
Weighted Average Gross Mortgage Rate:	4.027%	3.200%	4.750%
Weighted Average Seasoning:	3 Months	0 Months	38 Months
Weighted Average Original LTV Ratio:	67.44%	17.77%	84.05%
Weighted Average Original Combined LTV Ratio:	68.28%	26.00%	84.05%
Weighted Average Original Credit Score:	771	667	816
Weighted Average Original Debt-to-Income Ratio:	30.15%	3.48%	51.67%
Original Interest Only (10 Years) Loans Percentage:	0.00%
Weighted Average Original Term to Maturity:	360 Months	240 Months	360 Months
Weighted Average Remaining Term to Maturity:	356 Months	235 Months	360 Months
First Lien Percentage at Origination:	100%
Loans with Seconds at Origination:	7.32%

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 2)
Collateral characteristics are listed below as of the Cut-off Date
Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
20 Years Fixed Rate	1	773,778.39	0.33	773,778.39	3.500	738	75.00	75.00
30 Years Fixed Rate	291	233,519,580.31	99.67	802,472.78	4.028	771	67.42	68.25
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 2)
Collateral characteristics are listed below as of the Cut-off Date
Principal Balances of the Mortgage Loans at Origination
Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
400,000.01 to 500,000.00	7	3,359,626.95	1.43	479,946.71	3.980	771	68.32	68.32
500,000.01 to 600,000.00	43	23,798,368.93	10.16	553,450.44	4.063	777	72.55	73.38
600,000.01 to 700,000.00	69	45,354,732.99	19.36	657,314.97	4.068	775	65.64	67.36
700,000.01 to 800,000.00	56	41,331,161.44	17.64	738,056.45	4.059	773	67.72	68.86
800,000.01 to 900,000.00	37	31,387,349.88	13.40	848,306.75	4.012	774	66.91	67.23
900,000.01 to 1,000,000.00	46	44,425,117.02	18.96	965,763.41	4.047	766	66.02	66.62
1,000,000.01 to 1,100,000.00	9	9,599,835.26	4.10	1,066,648.36	3.882	775	66.66	66.66
1,100,000.01 to 1,200,000.00	8	9,191,919.57	3.92	1,148,989.95	4.051	776	72.51	72.51
1,200,000.01 to 1,300,000.00	4	5,035,717.48	2.15	1,258,929.37	3.931	759	70.98	70.98
1,300,000.01 to 1,400,000.00	4	5,369,654.59	2.29	1,342,413.65	3.916	782	69.41	72.01
1,400,000.01 to 1,500,000.00	5	7,317,575.92	3.12	1,463,515.18	3.949	767	68.45	68.45
1,500,000.01 to 1,600,000.00	1	1,514,372.03	0.65	1,514,372.03	4.125	760	63.45	63.45
1,700,000.01 to 1,800,000.00	1	1,710,000.00	0.73	1,710,000.00	3.650	774	58.96	58.96
1,900,000.01 to 2,000,000.00	1	1,911,524.43	0.82	1,911,524.43	3.900	697	60.00	60.00
2,900,000.01 to 3,000,000.00	1	2,986,402.21	1.27	2,986,402.21	3.750	746	62.50	62.50
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

The average loan balance of the mortgage loans at origination was approximately $806,755.26.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 2)
Collateral characteristics are listed below as of the Cut-off Date
Scheduled Principal Balances of the Mortgage Loans as of the Cut-off-Date
Range of Current Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
400,000.01 to 500,000.00	9	4,358,734.17	1.86	484,303.80	3.984	776	69.08	69.08
500,000.01 to 600,000.00	41	22,799,261.71	9.73	556,079.55	4.066	776	72.59	73.45
600,000.01 to 700,000.00	71	46,749,384.35	19.95	658,442.03	4.068	774	65.52	67.19
700,000.01 to 800,000.00	55	40,691,864.53	17.37	739,852.08	4.058	774	67.77	68.93
800,000.01 to 900,000.00	36	30,631,995.43	13.07	850,888.76	4.012	773	67.10	67.43
900,000.01 to 1,000,000.00	46	44,425,117.02	18.96	965,763.41	4.047	766	66.02	66.62
1,000,000.01 to 1,100,000.00	9	9,599,835.26	4.10	1,066,648.36	3.882	775	66.66	66.66
1,100,000.01 to 1,200,000.00	8	9,191,919.57	3.92	1,148,989.95	4.051	776	72.51	72.51
1,200,000.01 to 1,300,000.00	4	5,035,717.48	2.15	1,258,929.37	3.931	759	70.98	70.98
1,300,000.01 to 1,400,000.00	4	5,369,654.59	2.29	1,342,413.65	3.916	782	69.41	72.01
1,400,000.01 to 1,500,000.00	5	7,317,575.92	3.12	1,463,515.18	3.949	767	68.45	68.45
1,500,000.01 to 1,600,000.00	1	1,514,372.03	0.65	1,514,372.03	4.125	760	63.45	63.45
1,700,000.01 to 1,800,000.00	1	1,710,000.00	0.73	1,710,000.00	3.650	774	58.96	58.96
1,900,000.01 to 2,000,000.00	1	1,911,524.43	0.82	1,911,524.43	3.900	697	60.00	60.00
2,900,000.01 to 3,000,000.00	1	2,986,402.21	1.27	2,986,402.21	3.750	746	62.50	62.50
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

The average loan balance of the mortgage loans as of the cut-off date was approximately $802,374.52.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 2)
Collateral characteristics are listed below as of the Cut-off Date
Gross Mortgage Rates of the Mortgage Loans as of the Cut-off Date
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
3.001 to 3.250	1	1,100,000.00	0.47	1,100,000.00	3.200	816	69.35	69.35
3.251 to 3.500	5	4,073,424.89	1.74	814,684.98	3.483	750	68.39	68.39
3.501 to 3.750	34	32,141,439.78	13.72	945,336.46	3.699	773	65.95	66.72
3.751 to 4.000	117	92,285,870.09	39.39	788,768.12	3.942	771	64.86	66.10
4.001 to 4.250	104	81,025,368.97	34.58	779,090.09	4.183	771	69.80	70.39
4.251 to 4.500	30	23,017,038.06	9.82	767,234.60	4.390	775	71.94	72.32
4.501 to 4.750	1	650,216.91	0.28	650,216.91	4.750	702	45.55	45.55
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

The weighted average gross mortgage rate of the mortgage loans as of the cut-off date was approximately 4.03%.

Seasoning of the Mortgage Loans
Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
0	2	2,810,000.00	1.20	1,405,000.00	3.474	790	63.03	63.03
1 to 2	180	141,955,929.42	60.59	788,644.05	3.985	772	67.96	68.63
3 to 4	73	62,370,510.11	26.62	854,390.55	4.114	769	68.93	69.56
5 to 6	13	9,536,325.77	4.07	733,563.52	4.171	760	63.87	69.01
7 to 8	6	3,597,699.44	1.54	599,616.57	4.016	773	65.08	65.97
9 to 10	7	6,130,858.13	2.62	875,836.88	4.082	770	56.85	58.19
11 to 12	3	2,483,073.24	1.06	827,691.08	4.192	725	59.90	59.90
15 to 16	2	1,444,116.01	0.62	722,058.01	3.990	802	56.81	56.81
17 to 18	1	755,354.45	0.32	755,354.45	3.990	811	59.21	59.21
19 to 20	2	957,896.35	0.41	478,948.18	3.990	800	64.19	64.19
23 to 24	1	647,840.72	0.28	647,840.72	4.125	794	68.71	68.71
35 to 36	1	761,320.03	0.32	761,320.03	3.990	786	60.95	60.95
37 to 38	1	842,435.03	0.36	842,435.03	3.990	798	68.99	68.99
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

The weighted average seasoning of the mortgage loans as of the cut-off date was approximately 3 months.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 2)
Collateral characteristics are listed below as of the Cut-off Date
Loan-to-Value Ratio of the Mortgage Loans at Origination
Range of Original Loan-to- Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
15.01 to 20.00	1	797,639.07	0.34	797,639.07	3.875	792	17.77	28.88
25.01 to 30.00	1	648,165.17	0.28	648,165.17	4.125	814	26.00	26.00
30.01 to 35.00	4	2,960,279.07	1.26	740,069.77	4.041	792	33.31	35.07
35.01 to 40.00	2	1,381,265.98	0.59	690,632.99	4.184	769	37.72	47.11
40.01 to 45.00	10	7,990,905.04	3.41	799,090.50	4.069	775	42.70	48.37
45.01 to 50.00	8	6,058,628.00	2.59	757,328.50	3.958	764	46.63	49.39
50.01 to 55.00	16	13,820,884.86	5.90	863,805.30	3.961	767	52.58	52.92
55.01 to 60.00	31	27,969,648.53	11.94	902,246.73	3.931	769	58.16	59.65
60.01 to 65.00	31	26,629,292.30	11.37	859,009.43	3.982	767	62.97	63.78
65.01 to 70.00	46	35,716,737.52	15.24	776,450.82	4.042	774	68.40	69.20
70.01 to 75.00	49	40,443,250.26	17.26	825,372.45	4.031	773	73.73	73.98
75.01 to 80.00	92	68,392,928.97	29.19	743,401.40	4.079	770	79.18	79.18
80.01 to 85.00	1	1,483,733.93	0.63	1,483,733.93	4.250	807	84.05	84.05
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

The weighted average loan-to-value ratio of the mortgage loans at origination was approximately 67.44%.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 2)
Collateral characteristics are listed below as of the Cut-off Date
Combined Loan-to-Value Ratio of the Mortgage Loans at Origination
Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
25.01 to 30.00	2	1,445,804.24	0.62	722,902.12	3.987	802	21.46	27.59
30.01 to 35.00	3	2,265,290.91	0.97	755,096.97	4.054	790	32.83	32.83
35.01 to 40.00	1	732,878.24	0.31	732,878.24	4.125	784	38.13	38.13
40.01 to 45.00	7	5,826,558.44	2.49	832,365.49	4.052	779	41.64	42.53
45.01 to 50.00	7	5,389,522.51	2.30	769,931.79	3.954	761	46.43	46.43
50.01 to 55.00	16	14,073,987.38	6.01	879,624.21	3.974	767	51.88	52.47
55.01 to 60.00	31	27,376,406.31	11.68	883,109.88	3.943	768	56.79	58.06
60.01 to 65.00	29	25,301,385.45	10.80	872,461.57	3.996	770	62.88	62.89
65.01 to 70.00	44	33,802,876.12	14.43	768,247.18	4.046	775	68.21	68.45
70.01 to 75.00	52	42,832,958.12	18.28	823,710.73	4.023	773	72.37	73.74
75.01 to 80.00	99	73,761,957.05	31.48	745,070.27	4.070	769	78.21	79.18
80.01 to 85.00	1	1,483,733.93	0.63	1,483,733.93	4.250	807	84.05	84.05
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

The weighted average combined loan-to-value ratio of the mortgage loans at origination was approximately 68.28%. The original combined loan-to value was calculated using the full lien amount (drawn and undrawn) for the second mortgage. Using only the drawn amount of the second mortgage at the time of origination, the weighted average original combined loan-to-value ratio would have been approximately 68.21%.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 2)
Collateral characteristics are listed below as of the Cut-off Date
Credit Scores of the Mortgage Loans at Origination
Range of Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
661 to 670	1	1,070,963.66	0.46	1,070,963.66	4.115	667	61.97	61.97
671 to 680	1	612,432.02	0.26	612,432.02	4.000	677	80.00	80.00
681 to 690	1	863,131.21	0.37	863,131.21	4.250	689	79.09	79.09
691 to 700	1	1,911,524.43	0.82	1,911,524.43	3.900	697	60.00	60.00
701 to 710	1	650,216.91	0.28	650,216.91	4.750	702	45.55	45.55
711 to 720	3	2,183,765.22	0.93	727,921.74	4.163	720	76.36	76.36
721 to 730	13	10,667,399.93	4.55	820,569.23	4.025	726	67.23	67.23
731 to 740	20	16,283,000.82	6.95	814,150.04	3.943	735	68.17	71.03
741 to 750	16	15,271,797.04	6.52	954,487.32	3.949	746	69.02	69.93
751 to 760	26	22,074,947.26	9.42	849,036.43	4.059	757	66.45	67.03
761 to 770	36	27,649,066.82	11.80	768,029.63	4.036	765	68.17	68.53
771 to 780	33	27,838,307.65	11.88	843,585.08	3.997	776	70.19	71.11
781 to 790	60	47,195,629.71	20.14	786,593.83	4.049	785	66.36	67.63
791 to 800	50	37,309,871.56	15.92	746,197.43	4.080	795	65.19	65.79
801 to 810	22	16,175,379.03	6.90	735,244.50	4.021	805	68.47	68.73
811 to 820	8	6,535,925.43	2.79	816,990.68	3.827	813	68.47	68.47
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

The weighted average credit score of the mortgage loans at origination was approximately 771.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 2)
Collateral characteristics are listed below as of the Cut-off Date
Documentation Type of the Mortgage loans
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Two Years Income with Assets	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

Monthly Income of the Mortgage Borrower at Origination
Range of Monthly Income ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
5,000.01 to 10,000.00	5	3,034,549.11	1.30	606,909.82	3.907	744	62.13	62.13
10,000.01 to 20,000.00	118	84,084,353.64	35.89	712,579.27	4.084	775	67.65	68.04
20,000.01 to 30,000.00	91	72,271,879.29	30.85	794,196.48	4.030	773	69.45	70.40
30,000.01 to 40,000.00	44	36,969,000.38	15.78	840,204.55	3.971	773	68.10	69.73
40,000.01 to 50,000.00	10	9,924,734.21	4.24	992,473.42	3.965	765	69.47	69.47
50,000.01 to 60,000.00	6	5,733,810.23	2.45	955,635.04	4.088	753	58.39	61.89
60,000.01 to 70,000.00	6	6,744,965.69	2.88	1,124,160.95	3.847	751	60.30	62.37
70,000.01 to 80,000.00	2	2,458,921.61	1.05	1,229,460.81	3.827	765	47.19	47.19
80,000.01 to 90,000.00	1	612,186.98	0.26	612,186.98	3.875	807	53.85	53.85
90,000.01 to 100,000.00	3	2,881,965.52	1.23	960,655.17	4.311	789	75.37	75.37
100,000.01 to 200,000.00	4	5,599,322.48	2.39	1,399,830.62	3.938	750	64.50	64.50
200,000.01 to 300,000.00	2	3,977,669.56	1.70	1,988,834.78	3.810	755	57.53	57.53
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

The weighted average monthly income of the mortgage borrower at origination was approximately $33,980.90.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 2)
Collateral characteristics are listed below as of the Cut-off Date
Debt-to-Income Ratio of the Mortgage Loans at Origination
Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
0.01 to 5.00	1	991,267.35	0.42	991,267.35	3.990	781	42.55	42.55
5.01 to 10.00	6	5,681,955.09	2.43	946,992.52	4.003	778	59.63	59.63
10.01 to 15.00	9	10,731,955.10	4.58	1,192,439.46	3.993	755	65.59	69.02
15.01 to 20.00	26	20,477,867.23	8.74	787,610.28	4.035	774	66.54	66.89
20.01 to 25.00	37	27,662,807.86	11.81	747,643.46	4.019	768	69.02	69.53
25.01 to 30.00	55	43,658,839.66	18.63	793,797.08	3.988	773	65.66	66.46
30.01 to 35.00	55	42,862,488.92	18.29	779,317.98	4.006	776	67.23	68.21
35.01 to 40.00	57	44,981,300.06	19.20	789,145.62	4.047	766	70.24	71.00
40.01 to 45.00	42	33,692,632.26	14.38	802,205.53	4.093	775	67.95	68.75
45.01 to 50.00	2	1,541,084.07	0.66	770,542.04	3.955	764	71.33	71.33
50.01 to 55.00	2	2,011,161.10	0.86	1,005,580.55	4.098	783	67.94	67.94
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

The weighted average debt-to-income ratio of the mortgage loans at origination was approximately 30.15%.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 2)
Collateral characteristics are listed below as of the Cut-off Date
Verified Assets of the Mortgage Borrower at Origination
Range of Assets Verified ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
20,000.01 to 50,000.00	18	11,366,304.50	4.85	631,461.36	4.076	777	71.86	72.30
50,000.01 to 100,000.00	63	45,557,872.65	19.44	723,140.84	4.049	769	68.62	68.90
100,000.01 to 150,000.00	42	31,090,204.70	13.27	740,242.97	4.058	776	67.97	68.87
150,000.01 to 200,000.00	34	27,773,807.28	11.85	816,876.68	4.079	769	69.22	69.51
200,000.01 to 250,000.00	26	20,403,591.94	8.71	784,753.54	4.071	769	68.22	68.90
250,000.01 to 300,000.00	17	13,088,644.40	5.59	769,920.26	4.126	768	73.30	73.30
300,000.01 to 350,000.00	12	9,711,562.39	4.15	809,296.87	4.044	763	69.73	71.50
350,000.01 to 400,000.00	11	8,787,012.22	3.75	798,819.29	4.069	777	61.33	63.36
400,000.01 to 450,000.00	9	8,184,860.01	3.49	909,428.89	4.007	774	75.11	76.81
450,000.01 to 500,000.00	2	1,666,282.66	0.71	833,141.33	4.071	768	60.12	70.16
500,000.01 to 550,000.00	9	7,723,926.11	3.30	858,214.01	4.000	777	66.56	67.61
550,000.01 to 600,000.00	5	4,600,725.77	1.96	920,145.15	4.019	774	61.60	67.86
600,000.01 to 650,000.00	3	2,713,266.93	1.16	904,422.31	3.693	782	59.12	59.12
650,000.01 to 700,000.00	3	2,554,831.26	1.09	851,610.42	3.896	790	63.54	63.54
700,000.01 to 750,000.00	5	4,998,606.78	2.13	999,721.36	3.740	756	55.58	55.58
750,000.01 to 800,000.00	4	3,498,368.75	1.49	874,592.19	3.910	774	44.95	47.48
800,000.01 to 900,000.00	5	4,491,786.09	1.92	898,357.22	3.719	799	75.80	75.80
900,000.01 to 1,000,000.00	3	2,824,729.58	1.21	941,576.53	4.154	754	71.99	71.99
1,000,000.01 to 3,000,000.00	17	17,500,159.26	7.47	1,029,421.13	3.974	773	62.37	63.35
3,000,000.01 to 5,000,000.00	1	1,046,969.24	0.45	1,046,969.24	4.000	781	75.00	75.00
5,000,000.01 to 7,000,000.00	1	1,911,524.43	0.82	1,911,524.43	3.900	697	60.00	60.00
11,000,000.01 to 13,000,000.00	1	1,710,000.00	0.73	1,710,000.00	3.650	774	58.96	58.96
13,000,000.01 to 15,000,000.00	1	1,088,321.75	0.46	1,088,321.75	3.625	789	50.69	50.69
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

The weighted average verified assets of the mortgage borrowers at origination was approximately $572,972.50.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 2)
Collateral characteristics are listed below as of the Cut-off Date

Self-Employment Status of the Mortgage Borrower at Origination
Self-Employed Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Not Self-Employed	228	180,610,202.75	77.09	792,150.01	4.011	774	67.48	68.27
Self-Employed	64	53,683,155.95	22.91	838,799.31	4.081	764	67.30	68.28
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 2)
Collateral characteristics are listed below as of the Cut-off Date
Interest Only Term of the Mortgage Loans at Origination
Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
None	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

Occupancy Type of the Mortgage Loans
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Investment Property	2	1,207,499.12	0.52	603,749.56	4.145	771	60.77	60.77
Owner-Occupied	282	226,239,791.72	96.56	802,268.76	4.032	771	67.54	68.41
Second Home	8	6,846,067.86	2.92	855,758.48	3.830	786	65.25	65.25
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Cash-Out Refinance	20	17,315,957.41	7.39	865,797.87	3.950	758	58.03	59.71
Purchase	104	83,015,303.73	35.43	798,224.07	3.982	771	74.24	74.58
Rate Term Refinance	168	133,962,097.56	57.18	797,393.44	4.064	773	64.45	65.48
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 2)
Collateral characteristics are listed below as of the Cut-off Date
Property Types of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Single Family	214	176,015,447.43	75.13	822,502.09	4.027	771	66.95	67.78
Planned Unit Development	67	48,099,297.45	20.53	717,899.96	4.049	772	68.86	69.91
Condominium	9	8,130,472.89	3.47	903,385.88	3.953	772	72.84	72.84
Cooperative Unit	1	1,464,741.29	0.63	1,464,741.29	3.625	754	50.58	50.58
Two-to-Four Family	1	583,399.64	0.25	583,399.64	4.300	781	65.00	65.00
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 2)
Collateral characteristics are listed below as of the Cut-off Date
Geographic Concentration of the Mortgage Loans (States)
State	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
California	152	130,830,548.32	55.84	860,727.29	4.027	772	67.02	67.77
Massachusetts	47	34,394,220.93	14.68	731,791.93	4.020	772	63.30	65.53
Washington	16	11,343,412.03	4.84	708,963.25	4.014	765	71.85	71.85
Illinois	11	8,753,588.35	3.74	795,780.76	4.100	779	70.28	70.28
Florida	12	7,776,665.08	3.32	648,055.42	4.050	757	72.91	72.91
Texas	9	6,340,675.32	2.71	704,519.48	4.050	773	74.25	74.25
Colorado	7	5,451,845.17	2.33	778,835.02	4.085	776	69.19	69.19
Connecticut	2	3,672,279.25	1.57	1,836,139.63	3.750	756	63.50	63.50
Virginia	4	2,535,903.34	1.08	633,975.84	4.189	781	78.07	79.72
New York	2	2,202,605.32	0.94	1,101,302.66	3.751	756	60.44	60.44
Arizona	3	1,787,365.66	0.76	595,788.55	4.044	801	58.85	58.85
Georgia	3	1,748,324.22	0.75	582,774.74	3.986	778	77.70	80.00
Tennessee	2	1,714,177.66	0.73	857,088.83	4.164	784	68.13	68.13
Missouri	3	1,694,562.70	0.72	564,854.23	4.128	768	78.27	78.27
South Carolina	2	1,552,530.01	0.66	776,265.01	3.843	775	59.65	59.65
Nevada	2	1,454,101.68	0.62	727,050.84	4.067	773	65.30	65.30
Delaware	2	1,419,598.91	0.61	709,799.46	3.948	784	68.95	68.95
Pennsylvania	2	1,290,313.99	0.55	645,157.00	3.875	790	73.29	73.29
Louisiana	1	997,177.17	0.43	997,177.17	4.125	755	68.11	68.11
Oregon	1	997,176.16	0.43	997,176.16	4.125	720	79.99	79.99
Vermont	1	959,284.44	0.41	959,284.44	4.125	764	46.92	46.92
Indiana	1	947,196.39	0.40	947,196.39	3.875	790	58.46	71.38
Maryland	1	797,586.39	0.34	797,586.39	3.750	800	80.00	80.00
New Mexico	1	777,798.19	0.33	777,798.19	4.125	745	65.00	65.00
Montana	1	645,371.84	0.28	645,371.84	4.375	778	76.23	76.23
New Jersey	1	642,182.10	0.27	642,182.10	4.125	779	69.62	69.62
Michigan	1	558,488.60	0.24	558,488.60	4.375	766	78.87	78.87
Minnesota	1	558,383.60	0.24	558,383.60	4.000	795	70.00	70.00
Kansas	1	449,995.88	0.19	449,995.88	3.875	794	80.00	80.00
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 2)
Collateral characteristics are listed below as of the Cut-off Date
Geographic Concentration of the Mortgage Loans (Top 10 Cities)
City	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
San Francisco, CA	16	15,119,867.83	6.45	944,991.74	3.936	770	71.65	73.45
Los Angeles, CA	6	6,332,545.19	2.70	1,055,424.20	4.117	761	69.65	69.65
San Diego, CA	8	5,671,452.54	2.42	708,931.57	4.072	786	66.47	66.47
Needham, MA	6	4,264,929.32	1.82	710,821.55	4.043	794	61.61	61.61
Mountain View, CA	5	4,201,844.41	1.79	840,368.88	4.146	756	63.10	65.02
Menlo Park, CA	5	4,143,642.66	1.77	828,728.53	4.398	770	55.48	55.48
Santa Barbara, CA	4	4,046,680.49	1.73	1,011,670.12	4.042	763	56.50	56.50
San Mateo, CA	4	3,987,708.35	1.70	996,927.09	4.095	779	58.78	58.78
Fairfield, CT	2	3,672,279.25	1.57	1,836,139.63	3.750	756	63.50	63.50
Danville, CA	4	3,128,187.90	1.34	782,046.98	4.098	766	70.30	71.88
Other	232	179,724,220.76	76.71	774,673.37	4.021	772	68.02	68.89
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

Original Term to Maturity of the Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
240	1	773,778.39	0.33	773,778.39	3.500	738	75.00	75.00
360	291	233,519,580.31	99.67	802,472.78	4.028	771	67.42	68.25
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

The weighted average original term to maturity of the mortgage loans at origination was approximately 360 months.

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 2)
Collateral characteristics are listed below as of the Cut-off Date
Remaining Term to Maturity of the Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
231 to 235	1	773,778.39	0.33	773,778.39	3.500	738	75.00	75.00
321 to 325	2	1,603,755.06	0.68	801,877.53	3.990	792	65.17	65.17
336 to 340	2	1,128,809.45	0.48	564,404.73	4.067	797	68.03	68.03
341 to 345	4	2,676,398.08	1.14	669,099.52	3.990	804	58.28	58.28
346 to 350	5	4,265,859.67	1.82	853,171.93	4.107	739	57.04	58.97
351 to 355	23	16,708,318.52	7.13	726,448.63	4.155	768	62.20	65.32
356 to 360	255	207,136,439.53	88.41	812,299.76	4.017	772	68.18	68.84
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

The weighted average remaining term to maturity of the mortgage loans as of the cut-off date was approximately 356 months.

Prepayment Penalty Term of the Mortgage Loans at Origination
Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
None	276	216,534,311.08	92.42	784,544.61	4.054	772	67.18	68.02
60	16	17,759,047.62	7.58	1,109,940.48	3.696	761	70.60	71.38
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 2)
Collateral characteristics are listed below as of the Cut-off Date
Originators of the Mortgage Loans
Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
EverBank	33	25,635,960.92	10.94	776,847.30	4.117	772	71.78	72.09
Fremont Bank	28	21,837,609.96	9.32	779,914.64	3.996	771	65.91	66.84
Rockland Trust Company	29	21,239,688.38	9.07	732,403.05	4.049	771	59.05	61.89
Flagstar Bank, F.S.B.	23	18,610,503.94	7.94	809,152.35	4.188	771	64.86	65.54
First Republic Bank	17	18,541,880.75	7.91	1,090,698.87	3.720	762	70.55	71.30
Prime Lending	12	11,431,240.30	4.88	952,603.36	4.025	761	73.91	73.91
PHH	2	2,238,701.52	0.96	1,119,350.76	4.248	786	76.44	76.44
Other	148	114,757,772.93	48.98	775,390.36	4.028	774	67.41	68.11
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

Channel of the Mortgage Loans
Channel	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Retail	242	194,177,710.15	82.88	802,387.23	4.003	771	68.03	68.76
Broker	30	23,481,996.47	10.02	782,733.22	4.121	770	64.01	65.77
Correspondent	20	16,633,652.08	7.10	831,682.60	4.171	775	65.42	66.18
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

Servicers of the Mortgage Loans
Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Cenlar, F.S.B.	240	187,876,815.51	80.19	782,820.06	4.042	772	66.44	67.36
EverBank	33	25,635,960.92	10.94	776,847.30	4.117	772	71.78	72.09
First Republic Bank	17	18,541,880.75	7.91	1,090,698.87	3.720	762	70.55	71.30
PHH	2	2,238,701.52	0.96	1,119,350.76	4.248	786	76.44	76.44
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 2)
Collateral characteristics are listed below as of the Cut-off Date
Lien Position of the Mortgage Loans at Origination
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
First Lien	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

Loans with Seconds at Origination
Loans with Seconds at Origination	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
None	269	217,134,522.86	92.68	807,191.53	4.032	771	68.37	68.37
Has Second Lien at Origination	23	17,158,835.84	7.32	746,036.34	3.964	771	55.62	67.03
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

Mortgage Insurance Status of the Mortgage Loans at Origination
Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
No Mortgage Insurance	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 2)
Collateral characteristics are listed below as of the Cut-off Date
Origination Date of the Mortgage Loans
Origination Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
October 2009	1	842,435.03	0.36	842,435.03	3.990	798	68.99	68.99
December 2009	1	761,320.03	0.32	761,320.03	3.990	786	60.95	60.95
December 2010	1	647,840.72	0.28	647,840.72	4.125	794	68.71	68.71
April 2011	1	480,968.73	0.21	480,968.73	3.990	802	67.11	67.11
May 2011	1	476,927.62	0.20	476,927.62	3.990	798	61.25	61.25
June 2011	1	755,354.45	0.32	755,354.45	3.990	811	59.21	59.21
August 2011	2	1,444,116.01	0.62	722,058.01	3.990	802	56.81	56.81
December 2011	1	1,070,963.66	0.46	1,070,963.66	4.115	667	61.97	61.97
January 2012	2	1,412,109.58	0.60	706,054.79	4.250	768	58.34	58.34
February 2012	2	1,782,786.43	0.76	891,393.22	3.990	759	53.06	57.67
March 2012	6	5,046,017.26	2.15	841,002.88	4.120	776	59.21	59.21
April 2012	1	736,433.12	0.31	736,433.12	3.990	756	67.90	67.90
May 2012	4	2,163,320.76	0.92	540,830.19	3.990	775	64.41	65.89
June 2012	5	3,539,761.29	1.51	707,952.26	4.130	754	48.14	58.54
July 2012	7	5,285,531.83	2.26	755,075.98	4.188	764	72.24	74.54
August 2012	41	33,589,640.49	14.34	819,259.52	4.130	772	69.01	69.93
September 2012	38	33,921,050.71	14.48	892,659.23	4.086	767	69.46	69.95
October 2012	147	114,873,821.52	49.03	781,454.57	4.004	773	67.56	68.20
November 2012	30	25,462,959.46	10.87	848,765.32	3.845	772	68.55	69.10
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 2)
Collateral characteristics are listed below as of the Cut-off Date
Maturity Date of the Mortgage Loans
Maturity Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
August 2032	1	773,778.39	0.33	773,778.39	3.500	738	75.00	75.00
November 2039	1	842,435.03	0.36	842,435.03	3.990	798	68.99	68.99
January 2040	1	761,320.03	0.32	761,320.03	3.990	786	60.95	60.95
January 2041	1	647,840.72	0.28	647,840.72	4.125	794	68.71	68.71
May 2041	1	480,968.73	0.21	480,968.73	3.990	802	67.11	67.11
June 2041	1	476,927.62	0.20	476,927.62	3.990	798	61.25	61.25
July 2041	1	755,354.45	0.32	755,354.45	3.990	811	59.21	59.21
September 2041	2	1,444,116.01	0.62	722,058.01	3.990	802	56.81	56.81
January 2042	1	1,070,963.66	0.46	1,070,963.66	4.115	667	61.97	61.97
February 2042	2	1,412,109.58	0.60	706,054.79	4.250	768	58.34	58.34
March 2042	2	1,782,786.43	0.76	891,393.22	3.990	759	53.06	57.67
April 2042	5	4,348,071.70	1.86	869,614.34	4.119	775	58.41	58.41
May 2042	2	1,434,378.68	0.61	717,189.34	4.056	769	66.09	66.09
June 2042	4	2,163,320.76	0.92	540,830.19	3.990	775	64.41	65.89
July 2042	5	3,539,761.29	1.51	707,952.26	4.130	754	48.14	58.54
August 2042	7	5,222,786.09	2.23	746,112.30	4.298	768	72.89	75.22
September 2042	38	31,221,263.20	13.33	821,612.19	4.132	771	68.82	69.77
October 2042	35	31,149,246.91	13.29	889,978.48	4.097	768	69.03	69.34
November 2042	148	115,335,629.73	49.23	779,294.80	4.013	773	68.14	68.85
December 2042	32	26,620,299.69	11.36	831,884.37	3.865	769	67.17	67.70
January 2043	2	2,810,000.00	1.20	1,405,000.00	3.474	790	63.03	63.03
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

Delinquency Status of the Mortgage Loans
Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Current	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1 PRELIMINARY TERM SHEET

(Pool 2)
Collateral characteristics are listed below as of the Cut-off Date
Historical Delinquency of the Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Never Delinquent	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28
Total:	292	234,293,358.70	100.00	802,374.52	4.027	771	67.44	68.28

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